Exhibit 2.1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the "Agreement"), dated to be effective as of June 15, 2023, is between MAC 43, LLC (the “Purchaser”), an Ohio corporation with offices at 20595 Lorain Road, Fairview Park, Ohio 44126, the Seller, the Special Shareholder, and the Shareholder.

For purposes of this Agreement, the “Seller” shall mean: Protexure Insurance Agency, Inc., a Delaware corporation with offices at 4200 Commerce Court – Suite #102, Lisle, IL 60532-4557, and Protexure Risk Purchasing Group, Inc., an Illinois corporation with offices at 4200 Commerce Court – Suite #102, Lisle, IL 60532-4557.

For purposes of this Agreement, the “Special Shareholder” shall mean (individually and collectively, as applicable):

Not applicable.

For purposes of this Agreement, the “Shareholder” shall mean (individually and collectively, as applicable):

Not applicable.

Herein, the Purchaser, the Seller, the Special Shareholder, and the Shareholder are sometimes collectively referred to as the “Parties” and each individually as a “Party.”

RECITALS

WHEREAS, the Seller, the Special Shareholder, and the Shareholder desire to sell and the Purchaser desires to purchase certain assets, properties, and rights of the Seller, the Special Shareholder, and the Shareholder; NOW, THEREFORE, in consideration of the covenants, agreements, representations, and warranties contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS; PURCHASE PRICE; CLOSING

1.1.	Purchase and Sale of Assets.

Subject to the terms and conditions of this Agreement, on the Closing Date (as defined herein) the Seller, the Special Shareholder, and the Shareholder, but only to the extent of their respective ownership interests in the Transferred Assets described herein, shall sell, transfer, convey, assign, and deliver to the Purchaser, and the Purchaser shall purchase, acquire, and accept from the Seller, the Special Shareholder, and the Shareholder, the following assets (the "Transferred Assets"):

(a)	Seller’s Assets.

All of the Seller's, the Special Shareholder’s, and the Shareholder’s right, title, and interest in and to the assets of the Seller, other than the Excluded Assets (defined below). This shall include, but not be limited to:

(i)	Policies, Policy information, Policy lists, and Policy rights (including renewal rights);
(ii)	Policyholders, Policyholder information, and Policyholder lists;
(iii)	Customers, customer information, customer lists, and customer rights (including renewal rights);
(iv)	Sub-Producers;
(v)	Insurance intermediary information;
(vi)	Insurance company and reinsurance company information;
(vii)	Expirations (with respect to the Transferred Assets);
(viii)	Contract rights under agreements (whether oral or written), leases, licenses, instruments, and commitments, but only to the extent they are assignable or replaceable (“Contracts”);
(ix)	All furniture and equipment;

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(x)	Technology, know-how, and Intellectual property;
(xi)	Trade name(s);
(xii)	All relationships related to the aforementioned;
(xiii)	All Information related to the aforementioned; and,
(xiv)	Any assets listed in Schedule 1.1. (a) (xiv) hereto.

(b)	Books of Business.

All of the Seller’s, the Special Shareholder’s, and the Shareholder’s right, title, and interest in and to any Books of Business of the Seller, the Special Shareholder, and the Shareholder. This shall include, but not be limited to:

(i)	Policies, Policy information, Policy lists, and Policy rights (including renewal rights);
(ii)	Policyholders, Policyholder information, and Policyholder lists;
(iii)	Customers, customer information, customer lists, and customer rights (including renewal rights);
(iv)	Sub-Producers;
(v)	Insurance intermediary information;
(vi)	Insurance company and reinsurance company information;
(vii)	Expirations (with respect to Books of Business);
(viii)	Contract rights under agreements (whether oral or written), leases, licenses, instruments, and commitments, but only to the extent they are assignable or replaceable) (“Contracts”);
(ix)	All furniture and equipment;
(x)	Technology, know-how, and Intellectual property;
(xi)	Trade name(s);
(xii)	All relationships related to the aforementioned; and,
(xiii)	All Information related to the aforementioned.

(c)

All of the Seller’s, the Special Shareholder, and the Shareholder’s right, title, and interest in and to the Books of Business set forth in Schedule 1.1. (c) hereto (in particular, and for purposes of specificity and clarification).

1.2.	Excluded Assets & Allocation of Policy Revenues & Responsibilities.

(a)	Excluded Assets.

Notwithstanding any other provision of this Agreement, the Seller shall retain and shall not transfer to Purchaser the following assets of the Seller (the “Excluded Assets”):

(i)	Rights to real property, including any rights to any lease of real property (other than those rights related to the Leasehold Interest);

(ii)	Fringe Benefit Plans and all assets and rights relating to such Fringe Benefit Plans;

(iii)	Proceeds of any federal, state, local or foreign tax refund relating to any period ending on or prior to the Closing Date;

(iv)

The Seller’s corporate charter and its qualifications to do business in any jurisdiction, temporary identification numbers, stock certificates, stock transfer ledger, corporate minute books, tax returns and records, and similar records having to do with Seller’s organization or stock capitalization and all other corporate documents related to the formation or governance of the Seller’s corporation, but not the operation of its business;

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(v)

Any documents, records or communications to which the attorney-client privilege or any other privilege accruing to the benefit of Seller does or would apply, and any other books and records which Seller is prohibited from disclosing or transferring to Purchaser under law or confidentiality obligations or is required by law or confidentiality obligations to retain; provided, however, that the Seller shall not withhold any document, record, or communication, the withholding of which would negatively impact the ability of the Purchaser to operate its insurance brokerage / insurance underwriting business that is dependent upon the Transferred Assets;

(vi)

Any work papers or materials in the possession of Seller or any of its Affiliates or any of their respective equity owners, officers, directors, employees, agents or attorneys relating to the evaluation and consideration by Seller of the transactions contemplated by this Agreement and the other Transaction Documents; including, without limitation, the items on Schedule 1.2. (a) (vi);

(vii)

All claims, rights, causes of action, and choses in action against any person or entity regardless of when asserted based upon events, acts, claims, or circumstances arising with respect to the business of the Seller prior to the Closing Date;

(viii)

All of Seller’s cash and cash equivalents, including bank deposits and any cash and cash equivalents included in any operating or premium trust account (and all of Seller’s bank accounts and premium trust accounts themselves);

(ix)	All accounts receivable of Seller, subject to Section 1.2. (b) of this Agreement (“Allocation of Policy Revenues & Responsibilities”);

(x)	The rights that accrue or will accrue to Seller under the Transaction Documents;

(xi)	The personal effects listed in Schedule 1.2. (a) (xi) hereto; and,

(xii)	All rights, claims, properties, licenses, permits, privileges, and demands relating to any of the Excluded Assets.

(b)	Allocation of Policy Revenues & Responsibilities.

(i)	Seller’s, Special Shareholder’s & Shareholder’s Policy Revenues & Responsibilities.

The Seller shall be:

A.

entitled to commissions (whether generated from agency or direct bill) associated with premium payments for Policies with inception dates before the Closing Date, except with regards to installment premium payments for these Policies due on and after the Closing Date; provided, however, that with respect to the Policies with inception dates before the Closing Date financed via third-party premium-finance companies, the Seller, the Special Shareholder, and/or the Shareholder (as applicable) shall retain all commissions on said Policies (regardless of the timing of the applicable Policyholder’s installment payments);

B.	entitled to commissions (whether generated from agency or direct bill) associated with premium payments for endorsements with effective dates before the Closing Date;

C.

responsible for paying premiums to insurance companies and intermediaries for Policies with inception dates before the Closing Date, except with regards installment premium payments for these Policies due on and after the Closing Date;

D.	responsible for paying premiums to insurance companies and intermediaries for endorsements with effective dates before the Closing Date;

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

E.

responsible for paying commissions to Sub-Producers associated with premium payments for Policies with inception dates before the Closing Date, except with regard to installment premium payments for these Policies due after the Closing Date;

F.	responsible for paying commissions to Sub-Producers associated with premiums for endorsements with effective dates before the Closing Date;

G.	responsible for refunding return premiums to insureds/Sub-Producers associated with endorsements (cancelation or otherwise) effective before the Closing Date;

H.

responsible for refunding return commissions to insureds/Sub-Producers associated with endorsements (cancelation or otherwise) effective on or after the Closing Date, but only to the extent that the Seller, the Special Shareholder, and/or the Shareholder (as applicable) received commissions with regard to any given Policy; and,

I.	responsible for its errors and omissions, at all times.

(ii)	Purchaser’s Responsibilities.

The Purchaser shall be:

A.

entitled to commissions (whether generated from agency or direct bill) associated with installment premium payments due on and after the Closing Date for Policies with inception dates before the Closing Date, except as provided in Section 1.2. (b) (i) (A) above;

B.	entitled to commissions (whether generated from agency or direct bill) associated with premium payments for Policies with inception dates on and after the Closing Date;

C.	entitled to commissions (whether generated from agency or direct bill) associated with premium payments for endorsements with effective dates on and after the Closing Date;

D.	responsible for paying premiums to insurance companies and intermediaries for Policies with inception dates on and after the Closing Date;

E.	responsible for paying premiums to insurance companies and intermediaries for endorsements with effective dates on and after the Closing Date;

F.	responsible for paying commissions to Sub-Producers associated with premium payments for Policies with inception dates on and after the Closing Date;

G.	responsible for paying commissions to Sub-Producers associated with installment payments due on and after the Closing Date for Policies with inception dates before the Closing Date;

H.	responsible for paying commissions to Sub-Producers associated with premiums for endorsements with effective dates on and after the Closing Date;

I.	responsible for refunding return premiums to insureds/Sub-Producers associated with endorsements (cancelation or otherwise) effective on and after the Closing Date;

J.	responsible for refunding return commissions to insureds/Sub-Producers associated with endorsements (cancelation or otherwise), whether effective before, on, or after the Closing Date; and,

K.	responsible for its errors and omissions, at all times.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(c)	Override Commissions, Contingents, Bonuses & Profit-Sharing.

Any override commissions, contingents, bonuses, or profit-sharing on the Transferred Assets under carrier agreements paid on or after the Closing Date shall be assets of the Purchaser.

(d)	Cooperation.

In order to effectuate the purposes of this Agreement, the Parties agree to cooperate with each other and use their commercially reasonable efforts to take, or cause to be taken, such actions necessary to facilitate a smooth transition of the Transferred Assets. The Seller, the Special Shareholder, and the Shareholder shall: (i) provide to the Purchaser all information and documents reasonably requested by the Purchaser which are related to the Transferred Assets; and, (ii) take any reasonable actions requested by the Purchaser which are reasonably related to effectuating the purposes of this Agreement.

(e)	Special Definitions.

For purposes of Section 1.2. of this Agreement, the terms “Policies” and “endorsements” refer to Policies and endorsements that constitute part of the Transferred Assets.

1.3.	No Assumption of Liabilities or Obligations.

Notwithstanding anything to the contrary in this Agreement: (a) the Purchaser shall NOT assume any current or future liabilities or obligations of the Seller, the Special Shareholder, and/or the Shareholder, except for the Exceptions listed in Schedule 1.3. hereto; and, (b) nothing herein shall be construed as imposing any liability or obligation upon the Purchaser, other than as specifically and expressly provided for herein.

1.4.	Purchase Price.

(a)	Purchase Price.

The aggregate consideration for the Transferred Assets payable to the Seller, the Special Shareholder, and the Shareholder by the Purchaser is detailed in Section 1.4. (b) of this Agreement (the “Purchase Price”).

(b)	Payment.

(i)	Payments to Seller.

The Purchaser shall make the following payments to the Seller, who shall accept payments on behalf of the Seller, the Special Shareholder, and the Shareholder.

Payment Date:	Amount (In $):	Amount (In Text):
At Closing:	$ 1,500,000	One Million, Five Hundred Thousand U.S. Dollars

The total payments, under this Agreement, by the Purchaser, to the Seller, who shall accept payments on behalf of the Seller, the Special Shareholder, and the Shareholder, shall be:

Total:	$ 1,500,000	One Million, Five Hundred Thousand U.S. Dollars

The Purchaser shall make the payment by wire, in immediately-available funds, to an account designated by the Seller.

However, the Purchaser shall pay a portion of the Payment at Closing to creditors of the Seller (listed on Schedule 1.4. (b) (i) hereto), in lieu of the Seller but only up to the amounts listed in Schedule 1.4. (b) (i) hereto, including the amounts listed in the “Notes” section thereof. Payments by the Seller to the aforementioned creditors of the Seller shall constitute payments to the Seller.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

1.5.	Allocation of Purchase Price.

The Purchase Price shall be allocated among the Transferred Assets as set forth in Schedule 1.5. hereto. Neither the Purchaser, the Seller, the Special Shareholder, nor the Shareholder shall, in connection with any tax return, any refund claim, any litigation, or investigation or otherwise, take any position with respect to the allocation of the Purchase Price which is inconsistent with the manner of allocation provided in Schedule 1.5. hereto.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER, THE SPECIAL SHAREHOLDER

& THE SHAREHOLDER

Except as otherwise set forth in the schedules attached to this Agreement by reference to specific sections of this Agreement (hereinafter collectively referred to as the "Disclosure Schedule"), the Seller, the Shareholder, and the Special Shareholder represent and warrant to the Purchaser as set forth below but only if demarked with an “☒” (a checked checkbox).

2.1.	Organization and Good Standing.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is duly qualified to transact business as a corporation and is in good standing in every jurisdiction in which the conduct of its business requires it to be so qualified, except where failure to qualify does not have a material adverse effect on the Seller or its business. Certified copies of the Formation Documents and the Operating Documents of the Seller and all amendments thereto as presently in effect have been delivered to the Purchaser and are complete and correct as of the date hereof.

For purposes of Section 2.1. of this Agreement, “corporation” may mean a corporation, a limited liability company, or a limited liability partnership.

2.2.	Authorization, etc.

(a)	Related to Seller.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

The Seller has full corporate power and authority to enter into this Agreement, all exhibits and schedules hereto, and all agreements contemplated herein (this Agreement and all such exhibits, schedules, and other agreements being collectively referred to herein as the "Acquisition Documents"), to perform its obligations hereunder and thereunder, to transfer the Transferred Assets, and to carry out the transactions contemplated hereby and thereby, subject to the AmerInst Shareholder Approval and such regulatory approvals as required by law. The Seller has taken, or will use commercially reasonable efforts to take, before the Closing Date, all actions required by law, its Formation Documents, its Operating Documents, or otherwise to authorize (a) the execution and delivery of this Agreement and the other Acquisition Documents, and (b) the performance of its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Seller and upon the execution and delivery of the remaining Acquisition Documents by a duly authorized officer of the Seller, the remaining Acquisition Documents will have been duly executed and delivered by the Seller, and this Agreement is and such other Acquisition Documents will be, upon due execution and delivery thereof, the legal, valid, and binding obligations of the Seller enforceable according to their terms, except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium general principle, or similar laws now or hereafter in effect relating to creditors' rights and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(b)	Related to Special Shareholder & Shareholder.

☐	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☒	The representations and warranties of this section apply to the Shareholder.

Each person who is a Special Shareholder and/or Shareholder and who makes representations and warranties pursuant to Section 2.2. (b) of this Agreement does so only for himself/herself and not on behalf of any other person.

The Special Shareholder and the Shareholder have full power and authority to enter into this Agreement and the Acquisition Documents, to perform their obligations hereunder and thereunder, to transfer the Transferred Assets (to the extent of their ownership interest in the Transferred Assets), and to carry out the transactions contemplated hereby and thereby (as may be applicable to the Special Shareholder and/or the Shareholder). The Special Shareholder and the Shareholder have taken, or will take before the Closing Date, all actions required by law or otherwise to authorize (a) the execution and delivery of this Agreement and the other Acquisition Documents, and (b) the performance of their obligations hereunder and thereunder. Upon execution, this Agreement will have been duly executed and delivered by the Special Shareholder and the Shareholder, and, upon the execution and delivery of the remaining Acquisition Documents by the Special Shareholder and the Shareholder, the remaining Acquisition Documents will have been duly executed and delivered by the Special Shareholder and the Shareholder. This Agreement is and such other Acquisition Documents will be, upon due execution and delivery thereof, the legal, valid, and binding obligations of the Special Shareholder and the Shareholder enforceable according to their terms, except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium general principle, or similar laws now or hereafter in effect relating to creditors' rights and (b) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

2.3.         Title to Transferred Assets.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☒	The representations and warranties of this section apply to the Shareholder.

The Seller, the Special Shareholder, and the Shareholder own and have good and marketable title to all Transferred Assets (as may be applicable to the Seller, the Special Shareholder, and/or the Shareholder), free and clear of all Liens (as such term is defined in Section 2.10(a)(iii) of this Agreement) other than Permitted Liens (as this term is defined in Section 2.4. of this Agreement).

2.4.         Title to Properties; Absence of Liens and Encumbrances.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

The Seller has good and marketable title to or a valid leasehold interest in all of its properties and assets, tangible and intangible, free and clear of all Liens except for (i) Liens set forth in Schedule 2.4. hereto, (ii) Liens for current taxes not yet due and payable, and (iii) such other minor imperfections of title and encumbrances, if any, that do not, in the aggregate, have a material adverse effect on the business, assets, or financial condition of the Seller (collectively hereinafter referred to as the "Permitted Liens"). There is no material asset used or required by the Seller in the conduct of its business which is not owned by the Seller or licensed or leased to it pursuant to one of the licenses or leases listed in Schedule 2.6. hereto.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

2.5.          Owned Real Property.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

(a)         The Seller does not own any Real Property; and,

(b)         The Seller does not own or hold, is not obligated under, or party to, any option, right of first refusal, or other contractual right to acquire any real property or interest therein.

2.6.          Leases.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

Schedule 2.6. hereto contains a complete list of (a) each lease pursuant to which the Seller leases, as lessor or lessee, any real property interest and (b) each lease pursuant to which the Seller leases, as lessor or lessee, any type of property in which the Purchaser's inability to acquire the Seller's rights thereunder would have a material adverse effect upon the business assets or financial condition of the Seller and in which the rental payments pursuant to such lease exceed $1.00 (One U.S. Dollar) per annum. Each such lease is valid and binding and is in full force and effect, subject only to exceptions based on bankruptcy, insolvency, or similar laws of general application, and there are no existing defaults by any party to any such lease, or any condition, event, or act known to the Seller which, with notice or lapse of time or both, would constitute such a default. Without limiting the foregoing, the Seller is not in default under any of such leases, and the Seller has not received any notice from any person asserting a default by the Seller under any such lease.

2.7.         No Violation.

(a)	Related to Seller.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

None of (a) the execution and delivery of this Agreement or any of the other Acquisition Documents by the Seller, (b) the performance by the Seller of its obligations hereunder or thereunder, (c) the consummation of the transactions contemplated hereby or thereby after the Closing, will (i) violate any provision of the Formation Documents or Operating Documents of the Seller; (ii) violate, or be in conflict with, or constitute a default under or breach of, or permit the termination of, or cause the acceleration of the maturity of, any indenture, mortgage, contract, commitment, debt or obligation of the Seller, which violation, conflict, default, breach, termination, or acceleration, either individually or in the aggregate with all other such violations, conflicts, defaults, breaches, terminations, and accelerations, would have a material adverse effect on the operations, business, assets, or financial condition or the Seller or the Transferred Assets; (iii) except for the AmerInst Shareholder Approval, any regulatory approvals required by law, and consents set forth in Schedule 2.7. (a) (iii) hereto, require the consent of any other party to or result in the creation or imposition of any Lien upon any property or assets of the Seller or the Transferred Assets under any indenture, mortgage contract, commitment, debt, or obligation of or to which the Seller is a party or by which the Seller is bound; (iv) violate any statute, law, judgment, decree, order, regulation, or rule of any court or governmental authority to which the Seller or the Transferred Assets is subject; or (v) result in the loss of any material license, privilege, or certificate benefiting the Seller.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(b)	Related to Special Shareholder & Shareholder.

☐	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☒	The representations and warranties of this section apply to the Shareholder.

Each person who is a Special Shareholder and/or Shareholder and who makes representations and warranties pursuant to Section 2.7. (b) of this Agreement does so only for himself/herself and not on behalf of any other person.

None of (a) the execution and delivery of this Agreement or any of the other Acquisition Documents by the Special Shareholder or the Shareholder, (b) the performance by the Special Shareholder or the Shareholder of their obligations hereunder or thereunder, (c) the consummation of the transactions contemplated hereby or thereby after the Closing, will (i) violate, or be in conflict with, or constitute a default under or breach of, or permit the termination of, or cause the acceleration of the maturity of, any indenture, mortgage, contract, commitment, debt or obligation of the Special Shareholder or the Shareholder, which violation, conflict, default, breach, termination, or acceleration, either individually or in the aggregate with all other such violations, conflicts, defaults, breaches, terminations, and accelerations, would have a material adverse effect on the operations, business, assets, or financial condition or the Seller or the Transferred Assets; (ii) except for the consents set forth in Schedule 2.7. (b) (ii) hereto, require the consent of any other party to or result in the creation or imposition of any Lien upon any property or assets of the Seller or the Transferred Assets under any indenture, mortgage contract, commitment, debt, or obligation of or to which the Special Shareholder or the Shareholder is a party or by which the Special Shareholder or the Shareholder is bound; (iii) violate any statute, law, judgment, decree, order, regulation, or rule of any court or governmental authority to which the Special Shareholder, the Shareholder, or the Transferred Assets is subject (as applicable); or (iv) result in the loss of any material license, privilege, or certificate benefiting the Special Shareholder or the Shareholder.

2.8.         Consents and Approvals of Governmental Authorities.

(a)	Related to Seller.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

Other than in connection or compliance with the provisions of the Securities Laws, no consent, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority is required to be made or obtained by the Seller in connection with the execution, delivery, and performance of this Agreement or any of the other Acquisition Documents by the Seller.

(b)	Related to Special Shareholder & Shareholder.

☐	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☒	The representations and warranties of this section apply to the Shareholder.

Each person who is a Special Shareholder and/or Shareholder and who makes representations and warranties pursuant to Section 2.8. (b) of this Agreement does so only for himself/herself and not on behalf of any other person.

No consent, approval, or authorization of, or declaration, filing, or registration with, any governmental or regulatory authority is required to be made or obtained by the Special Shareholder or the Shareholder (as may be applicable to the Special Shareholder and/or the Shareholder) in connection with the execution, delivery, and performance of this Agreement or any of the other Acquisition Documents by the Special Shareholder or the Shareholder.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

2.9.         Financial Statements & Obligations.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

(a)	Delivery.

The Seller has delivered to the Purchaser true and complete copies of the Seller’s Financials as of and for the years ended 2018, 2019, 2020, 2021, and 2022, as well as its year-to-date Financials as of the last day of the month preceding the Closing Date.

(b)	Accuracy.

The Financials provided by the Seller to the Purchaser pursuant to Section 2.9. of this Agreement are true and correct and fairly present in all material respects the financial condition of the Seller as of the respective dates thereof and the results of operations of the Seller for the periods then ended in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved.

(c)	Obligations.

As of the Closing Date, the Seller shall: (a) have enough funds to satisfy all of its obligations, either in cash, liquid securities, or accounts receivable; (b) be “in trust” with regards premiums held on behalf of Insurance Brokers, insurance companies, reinsurance companies, and any other insurance person or entity; and (c) have paid in full all of its outstanding obligations. The Seller shall pay in full all of its obligations when due.

2.10         Absence of Certain Changes.

(a)	Related to Seller.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

Since January 1, 2022, the Seller has not:

(i)	suffered any material adverse change in its working capital, condition, financial or otherwise, assets, liabilities, reserves, business operations, or prospects;

(ii)	suffered any damage, destruction, or loss, whether covered by insurance or not, materially adversely affecting its business operations, or prospects, assets, or condition, financial or otherwise;

(iii)

permitted or allowed any of its property or assets (real, personal, or mixed, tangible or intangible) to be subjected to any mortgage, pledge, security interest, conditional sale, or other title retention agreement, encumbrance, lien, easement, claim, right of way, warrant, option, or charge of any kind (individually and collectively hereinafter referred to as a "Lien"), except Permitted Liens;

(iv)

created or incurred any liability (fixed, absolute, accrued, contingent, or otherwise) except for unsecured current liabilities incurred for other than money borrowed, and liabilities under contracts entered into in the ordinary course of business and for amounts and for terms consistent with past practice;

(v)

cancelled or compromised any debts, or waived or permitted to lapse, any material claims or rights, or sold, transferred, or otherwise disposed of any of its properties or assets (real, personal, or mixed, tangible or intangible), except in the ordinary course of business and consistent with past practice;

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(vi)

transferred or granted any concessions, leases, licenses, or agreements with respect to, or disposed of or permitted to lapse any rights to the use of, any patent, registered trademark, servicemark, trade name, or copyright material to the business of the Seller [all of which are listed on Schedule 2.10. (a) (vi) hereto], or disposed of or disclosed to any person any material, trade secret, formula, process, or know-how not theretofore a matter of public knowledge;

(vii)

entered into any material commitment or transaction not in the ordinary course of business and consistent with past practice or made any capital expenditures or commitments for any additions to property, plant, or equipment that in the aggregate exceed Five Thousand U.S. Dollars ($5,000.00), except as set forth in Schedule 2.10 (a) (vii) hereto;

(viii)

paid, loaned, or advanced any amount to, or sold, purchased, transferred, or leased any properties or assets (real, personal, or mixed, tangible or intangible) to or from, or entered into any agreement or arrangement with, any of its officers, directors, or employees, or any family member of any of its officers, directors, or employees, or any corporation or other entity controlled by, controlling, or under common control with it, or any partner, officer, director or employee of any such corporation or other entity, or any such individual's family members, except as set forth in Schedule 2.10 (a) (viii) hereto;

(ix)

purchased, redeemed, issued, sold, or otherwise acquired or disposed of, directly or indirectly, any stock, stock options, warrants, bonds, notes, or other securities, or rights to purchase or convert into any securities of the Seller, except as set forth in Schedule 2.10 (a) (ix) hereto;

(x)	declared or paid any dividends or other distributions to the Seller or any holder of any of its securities;

(xi)	made any acquisition or disposition of assets except in the ordinary course of business, consistent with past practice;

(xii)	introduced any material change with respect to the operation of its business, including, without limitation, its method of accounting;

(xiii)

except for sales of inventories in the ordinary course of business, sold or otherwise disposed of, or entered into or agreed to enter into any agreement or other arrangement to sell or otherwise dispose of, any of its assets, properties, or rights or any agreement or other arrangement which requires the consent of any party to the transfer and assignment of any such assets, properties, or rights;

(xiv)

paid or agreed to pay any bonus or extraordinary payment to any employee or changed or agreed to change in any material respect the compensation of any employee, except as set forth in Schedule 2.10. (a) (xiv) hereto; or,

(xv)	agreed, whether in writing or otherwise, to take any action described in Section 2.10. (a) of this Agreement.

(b)	Related to Special Shareholder & Shareholder.

☐	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☒	The representations and warranties of this section apply to the Shareholder.

Each person who is a Special Shareholder and/or Shareholder and who makes representations and warranties pursuant to Section 2.10. (b) of this Agreement does so only for himself/herself and not on behalf of any other individual.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

Since January 1, 2022, the Special Shareholder and the Shareholder (as may be applicable to the Special Shareholder and/or the Shareholder) have not:

(i)

suffered any material adverse change in the working capital, condition, financial or otherwise, assets, liabilities, reserves, business operations, or prospects of the Transferred Assets or any Book of Business serviced, maintained, generated, developed, produced, controlled (either partially or wholly), or owned (either partially or wholly) by the Special Shareholder or the Shareholder;

(ii)

suffered any damage, destruction, or loss, whether covered by insurance or not, materially adversely affecting the business operations, or prospects, assets, or condition, financial or otherwise, of the Transferred Assets or any Book of Business serviced, maintained, generated, developed, produced, controlled (either partially or wholly), or owned (either partially or wholly) by the Special Shareholder or the Shareholder;

(iii)

permitted or allowed the Transferred Assets or any Book of Business serviced, maintained, generated, developed, produced, controlled (either partially or wholly), or owned (either partially or wholly) by the Special Shareholder or the Shareholder to be subjected to any mortgage, pledge, security interest, conditional sale, or other title retention agreement, encumbrance, lien, easement, claim, right of way, warrant, option, or charge of any kind (individually and collectively hereinafter referred to as a "Lien"), except Permitted Liens;

(iv)

waived or permitted to lapse, any material claims or rights, or sold, transferred, or otherwise disposed of the Transferred Assets, any Book of Business serviced, maintained, generated, developed, produced, controlled (either partially or wholly), or owned (either partially or wholly) by the Special Shareholder or the Shareholder, or assets related to the Transferred Assets or a Book of Business serviced, maintained, generated, developed, produced, controlled (either partially or wholly), or owned (either partially or wholly) by the Special Shareholder or the Shareholder (real, personal, or mixed, tangible or intangible), except as set forth in Schedule 2.10 (b) (iv) hereto;

(v)

transferred or granted any concessions, leases, licenses, or agreements with respect to or disposed of or permitted to lapse any rights to the use of any patent, registered trademark, servicemark, trade name, or copyright material to the Transferred Assets or any Book of Business serviced, maintained, generated, developed, produced, controlled (either partially or wholly), or owned (either partially or wholly) by the Special Shareholder or the Shareholder [all of which are listed on Schedule 2.10. (b) (v) hereto], or disposed of or disclosed to any person any material, trade secret, formula, process, or know-how not theretofore a matter of public knowledge;

(vi)

entered into any material commitment or transaction not in the ordinary course of business and consistent with past practice or made any capital expenditures or commitments for any changes to the Transferred Assets or a Book of Business serviced, maintained, generated, developed, produced, controlled (either partially or wholly), or owned (either partially or wholly) by the Special Shareholder or the Shareholder that in the aggregate exceed $5,000.[00] (Five Thousand U.S. Dollars);

(vii)

with regards the Transferred Assets or any Book of Business serviced, maintained, generated, developed, produced, controlled (either partially or wholly), or owned (either partially or wholly) by the Special Shareholder or the Shareholder, paid, loaned, or advanced any amount to, or sold, purchased, transferred, or leased any assets (real, personal, or mixed, tangible or intangible) to or from, or entered into any agreement or arrangement with, any of his/her family members, or any of the Seller’s officers, directors, or employees, or any family member of any of the Seller’s officers, directors, or employees, or any corporation or other entity controlled by, controlling, or under common control with the Shareholder, the Seller, or any partner, officer, director or employee of any such corporation or other entity, or any such individual's family members;

(viii)

made any acquisition or disposition of the Transferred Assets or any Book of Business serviced, maintained, generated, developed, produced, controlled (either partially or wholly), or owned (either partially or wholly) by the Special Shareholder or the Shareholder, except as set forth in Schedule 2.10 (b) (viii) hereto;

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(ix)

introduced any material change with respect to the operation of the Transferred Assets or any Book of Business serviced, maintained, generated, developed, produced, controlled (either partially or wholly), or owned (either partially or wholly) by the Special Shareholder or the Shareholder, including, without limitation, its method of accounting;

(x)

sold or otherwise disposed of, or entered into or agreed to enter into any agreement or other arrangement to sell or otherwise dispose of, the Transferred Assets, any of Book of Business serviced, maintained, generated, developed, produced, controlled (either partially or wholly), or owned (either partially or wholly) by the Special Shareholder or the Shareholder, or assets related to the Transferred Assets or a Book of Business serviced, maintained, generated, developed, produced, controlled (either partially or wholly), or owned (either partially or wholly) by the Special Shareholder or the Shareholder, or rights or any agreement or other arrangement which requires the consent of any party to the transfer and assignment of the Transferred Assets, any Book of Business serviced, maintained, generated, developed, produced, controlled (either partially or wholly), or owned (either partially or wholly) by the Special Shareholder or the Shareholder, or assets or rights related to the Transferred Assets or a Book of Business serviced, maintained, generated, developed, produced, controlled (either partially or wholly), or owned (either partially or wholly) by the Special Shareholder or the Shareholder;

(xi)	agreed, whether in writing or otherwise, to take any action described in Section 2.10. (b) of this Agreement.

2.11.	Patents, Trademarks, Trade Names.

(a)	Related to Seller.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

The Seller owns, is licensed, or otherwise has the full right to use all patents, trademarks, servicemarks, trade names, and copyrights used in the business of the Seller as currently conducted. Schedule 2.11. (a) hereto contains a complete and accurate list of (i) all patents, trademarks, servicemarks, trade names copyrights, technology, know-how, recipes, and processes used or proposed to be used by the Seller, all applications therefore, and all licenses and other agreements relating thereto, and (ii) all agreements relating to technology, know-how, recipes, or processes that the Seller is licensed or authorized to use by others or licenses or authorizes others to use. Except as set forth in any of such licenses or agreements, the Seller has the sole and exclusive right to use its patents, trademarks, servicemarks, trade names, copyrights, technology, know-how, recipes, and processes identified in Schedule 2.11. (a) hereto, and no consent of any third party is required for the use thereof by the Seller upon completion of the transfer of the Transferred Assets. No claims have been asserted by any person to the use of any such patents, trademarks, servicemarks, trade names, copyrights, technology, know-how, recipes, or processes, or challenging or questioning the validity or effectiveness of any such license or agreement, and the Seller knows of no valid basis for any such claims. The Seller has not received any notice or is aware of any facts or alleged facts indicating that the use of such patents, trademarks, servicemarks, trade names, copyrights, technology, know-how, recipes, or processes by the Seller infringes on the rights of any other person. No additional proprietary rights other than those listed on Schedule 2.11. (a) hereto are necessary or material to the conduct of the business of the Seller.

(b)	Related to Special Shareholder & Shareholder.

☐	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☒	The representations and warranties of this section apply to the Shareholder.

Each person who is a Special Shareholder and/or Shareholder and who makes representations and warranties pursuant to Section 2.11. (b) of this Agreement does so only for himself/herself and not on behalf of any other person.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

To their actual knowledge, the Special Shareholder and the Shareholder own, are licensed, or otherwise have the full right to use all patents, trademarks, servicemarks, trade names, and copyrights used by each of them in the business of the Seller as currently conducted. The Special Shareholder and the Shareholder own, are licensed, or otherwise have the full right to use all patents, trademarks, servicemarks, trade names, and copyrights in which the Special Shareholder and/or the Shareholder have an ownership interest. Schedule 2.11. (b) hereto contains a complete and accurate list of (i) all patents, trademarks, servicemarks, trade names copyrights, technology, know-how, recipes, and processes in which the Special Shareholder and/or the Shareholder have an ownership interest and which are used or proposed to be used by the Special Shareholder and the Shareholder in connection with or related to the Seller or the Transferred Assets, all applications therefore, and all licenses and other agreements relating thereto, and (ii) all agreements relating to technology, know-how, recipes, or processes that the Special Shareholder and the Shareholder are licensed or authorized to use by others or licenses or authorizes others to use in connection with or related to the Seller or the Transferred Assets. Except as set forth in any of such licenses or agreements, the Special Shareholder and the Shareholder have the sole and exclusive right to use their patents, trademarks, servicemarks, trade names, copyrights, technology, know-how, recipes, and processes identified in Schedule 2.11. (b) hereto, and no consent of any third party is required for the use thereof by the Special Shareholder and the Shareholder upon completion of the transfer of the Transferred Assets. No claims have been asserted by any person to the use of any such patents, trademarks, servicemarks, trade names, copyrights, technology, know-how, recipes, or processes in which the Special Shareholder and/or the Shareholder have an ownership interest, or challenging or questioning the validity or effectiveness of any such license or agreement, and the Special Shareholder and the Shareholder know of no valid basis for any such claims. The Special Shareholder and the Shareholder have not received any notice or are aware of any facts or alleged facts indicating that the use by the Special Shareholder and/or the Shareholder of such patents, trademarks, servicemarks, trade names, copyrights, technology, know-how, recipes, or processes in which the Special Shareholder and/or the Shareholder have an ownership interest infringes on the rights of any other person. No additional proprietary rights other than those listed on Schedule 2.11. (b) hereto are necessary or material to the conduct of the business of the Special Shareholder and the Shareholder in connection with or related to the Seller or the Transferred Assets.

2.12.         Litigation.

(a)	Related to Seller.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

Schedule 2.12. (a) hereto sets forth all non-resolved and pending actions, claims, proceedings, and investigations ("Actions") instituted against the Seller, including without limitation Actions for personal injuries, products liability, or breach of warranty arising from products sold by the Seller, pending or threatened against the Seller, any properties or rights of the Seller (including, without limitation, the patents, trademarks, servicemarks, trade names, copyrights, technology, know-how, recipes, or processes listed in Schedule 2.11. hereto), or the transactions contemplated by this Agreement or any other Acquisition Document before any court, arbitrator, or administrative or governmental body. To the best knowledge of the Seller, no state of facts exists or has existed that would constitute grounds for the institution of any Action against the Seller with regard to any assets of the Seller (including, but not limited to, the Seller’s properties and rights), the transactions contemplated by this Agreement, or any other Acquisition Document. The Seller is not subject to any judgment, order, or decree entered in any lawsuit or proceeding that has materially affected, in an adverse manner, or that can reasonably be expected to materially affect, in an adverse manner, the transactions contemplated by this Agreement, the Seller, or the Transferred Assets, including, without limitation, the Seller's business practices and its ability to acquire any property or conduct business in any way.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(b)	Related to Special Shareholder & Shareholder.

☐	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☒	The representations and warranties of this section apply to the Shareholder.

Each person who is a Special Shareholder and/or Shareholder and who makes representations and warranties pursuant to Section 2.12. (b) of this Agreement does so only for himself/herself and not on behalf of any other person.

Schedule 2.12. (b) hereto sets forth all non-resolved and pending actions, claims, proceedings, and investigations instituted against the Special Shareholder and/or the Shareholder ("Actions") that involve or are related to the Transferred Assets, including without limitation Actions for personal injuries, products liability, or breach of warranty arising from products sold by the Special Shareholder and/or the Shareholder, pending or threatened against the Special Shareholder and/or the Shareholder, any properties or rights of the Special Shareholder and/or the Shareholder (including, without limitation, the patents, trademarks, servicemarks, trade names, copyrights, technology, know-how, recipes, or processes listed in Schedule 2.11. (a) and Schedule 2.11. (b) hereto), or the transactions contemplated by this Agreement or any other Acquisition Document before any court, arbitrator, or administrative or governmental body. To the actual knowledge of the Special Shareholder and the Shareholder, no state of facts exists or has existed that would constitute grounds for the institution of any Action that involves or is related to the Transferred Assets, against the Special Shareholder and/or the Shareholder that involves or is related to the Transferred Assets, or against any properties or rights of the Special Shareholder and/or the Shareholder that involve or are related to the Transferred Assets, or against or the transactions contemplated by this Agreement or any other Acquisition Document. The Special Shareholder and/or the Shareholder is not subject to any judgment, order, or decree entered in any lawsuit or proceeding that has materially affected, in an adverse manner, or that can reasonably be expected to materially affect, in an adverse manner, the transactions contemplated by this Agreement, the Seller, the Special Shareholder, the Shareholder, or the Transferred Assets, including, without limitation, the Seller's, the Special Shareholder’s, and/or the Shareholder’s business practices and their ability to acquire any property or conduct business in any way.

2.13.	Tax Returns and Payments.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

All of the tax returns and reports of the Seller or respecting the operations of the Seller required by law to be filed on or before the date hereof have been duly and timely filed and all taxes shown as due thereon have been paid. There are in effect no waivers of any applicable statute of limitations related to such returns. No liability for any tax will be imposed upon the Transferred Assets or the Seller or its assets with respect to any period before the Closing Date for which there is not an adequate reserve reflected in the Seller’s balance sheet dated as of the last day of the month preceding the Closing Date (the “Seller’s Balance Sheet”). The provisions of Section 2.13 of this Agreement shall include, without limiting the generality of Section 2.13 of this Agreement, all reports, returns, and payments due under all federal, state, or local laws or regulations relating to income, sales, use and withholding taxes, withholding obligations, unemployment insurance, Social Security, workers' compensation and other obligations of the same or of a similar nature. The Seller is not subject to any open audit in respect of its taxes, no deficiency assessment or proposed adjustment for taxes is pending, and the Seller has no knowledge of any liability, whether or not proposed, for any tax with respect to any period through the date hereof to be imposed upon any of its properties or assets for which there is not an adequate reserve reflected in the Seller’s Balance Sheet.

2.14.	Reserved.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

2.15.	Insurance.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

Schedule 2.15. hereto contains (i) a complete and accurate description of the Seller's current self-insurance practices and items covered by such self-insurance and (ii) a complete list of all current Policies that insure the Transferred Assets (collectively “TA Policies”). The Seller has delivered to the Purchaser true and complete copies of the TA Policies, along with copies of all TA Policies for the prior fiscal year of the Seller. All such TA Policies are and will remain in full force and effect through (but not following) the Closing Date. To the knowledge of the Seller, there is no notice of or basis for any modification, suspension, termination, or cancellation of any TA Policies.

2.16.	Contracts and Commitments.

(a)	Related to Seller.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

(i)

Schedule 2.16(a) hereto contains a complete list of each current outstanding contract and commitment of the Seller that is material to the operations, assets, business or financial condition of the Seller that by its terms can reasonably be expected to require future payment by or to the Seller of $50,000.

A.	all employment contracts and commitments between the Seller and its employees (including those terminable by the Seller at will and without payment or penalty);

B.

all employment contracts and commitments between the Seller, Special Shareholder, the Shareholder, and/or any third party (including those terminable by the Seller at will and without payment or penalty);

C.	all collective bargaining agreements and union contracts to which the Seller is a party;

D.

all contracts or commitments, written or oral, with distributors, brokers, manufacturer's representatives, sales representatives, service or warranty representatives, customers, and other persons, firms, or corporations engaged in the sale or distribution of the Seller's products;

E.

all purchase orders issued by the Seller in excess of One Thousand U.S. Dollars ($1,000.00), and all purchase or sales orders that call for delivery or performance on a date more than one (1) year from the date of this Agreement;

F.	all contracts and arrangements with and between the Seller, Special Shareholder, the Shareholder, and any of their Affiliates;

G.	all contracts and arrangements with and between the Seller, Special Shareholder, and the Shareholder;

H.	all contracts and arrangements, written or oral, under which the Seller is either a bailor or bailee, including without limitation, contracts for the bailment of vehicles;

I.	all agreements pursuant to which the Seller acquired its trade name(s) or a substantial portion of its assets;

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

J.

all other contracts and commitments of the Seller [excluding leases for the purpose of Section 2.16. (a) of this Agreement] and instruments reflecting obligations for borrowed money or for other indebtedness or guarantees thereof.

(ii)

At the Purchaser's request, the Seller shall deliver or cause to be delivered to the Purchaser full and complete copies of the documents identified above and all such other agreements and instruments as the Purchaser may reasonably request.

(iii)	The Seller is not party to any written agreement that would restrict it from carrying on any line of business anywhere in the world.

(iv)

Each of the contracts listed on Schedule 2.16. hereto is valid and binding, and each of the contracts binding on the Seller, the Special Shareholder, and the Shareholder (as applicable; and, whether or not listed on Schedule 2.16. hereto) has been entered into in the ordinary course of business.

Neither the Seller, the Special Shareholder, the Shareholder, nor any other Party hereto is in default under or in breach or violation of, and neither the Seller, the Special Shareholder, the Shareholder, nor any other Party hereto has received notice of any asserted claim of default by any other Party under, or a breach or violation of, any of the contracts, agreements, and commitments described in Section 2.16. of this Agreement, including without limitation, any licensing or usage agreements with respect to the technology that the Seller, the Special Shareholder, or the Shareholder now uses or currently intends and plans to use.

(b)	Related to Special Shareholder & Shareholder.

☐	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☒	The representations and warranties of this section apply to the Shareholder.

Each person who is a Special Shareholder and/or Shareholder and who makes representations and warranties Section 2.16. (b) of this Agreement does so only for himself/herself and not on behalf of any other individual.

(i)

Schedule 2.16. (b) hereto contains a complete list of each current outstanding contract and commitment of the Special Shareholder (in connection with or related to the Transferred Assets) and the Shareholder (in connection with or related to the Transferred Assets) that is material to the operations, assets, business or financial condition of the Special Shareholder (in connection with or related to the Transferred Assets) or the Shareholder (in connection with or related to the Transferred Assets) that by its terms can reasonably be expected to require future payment by or to the Seller of $5,000.[00] (Five Thousand U.S. Dollars) or more per annum, including but not limited to the following:

A.

all employment contracts and commitments between the Seller, Special Shareholder, the Shareholder, and/or any third party (including those terminable by the Seller at will and without payment or penalty);

[Note: It is not necessary to provide copies of these items if these items have already provided in Schedule 2.16. (a) hereto.]

B.	all collective bargaining agreements and union contracts to which the Special Shareholder and/or the Shareholder is a party;

C.

all contracts or commitments, written or oral, with distributors, brokers, manufacturer's representatives, sales representatives, service or warranty representatives, customers, and other persons, firms, or corporations engaged in the sale or distribution of the Special Shareholder’s or the Shareholder’s products;

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

D.

all purchase orders issued by the Special Shareholder or the Shareholder in excess of One Thousand U.S. Dollars ($1,000.00), all sales orders received by the Special Shareholder or the Shareholder in excess of One Thousand U.S. Dollars ($1,000.00), and all purchase or sales orders that call for delivery or performance on a date more than one (1) year from the date of this Agreement;

E.	all contracts and arrangements with and between the Seller, Special Shareholder, the Shareholder and any of their Affiliates;

[Note: It is not necessary to provide copies of these items if these items have already provided in Schedule 2.16. (a) hereto.]

F.	all contracts and arrangements with and between the Seller, Special Shareholder, and the Shareholder;

[Note: It is not necessary to provide copies of these items if these items have already provided in Schedule 2.16. (a) hereto.]

G.

all contracts and arrangements, written or oral, under which the Special Shareholder or the Shareholder is either a bailor or bailee, including without limitation, contracts for the bailment of vehicles;

H.	all agreements pursuant to which the Special Shareholder and/or the Shareholder acquired its trade name(s) or a substantial portion of their assets; and,

I.

all other contracts and commitments of the Special Shareholder and/or the Shareholder [excluding leases for the purpose of Section 2.16. (a) of this Agreement] and instruments reflecting obligations for borrowed money or for other indebtedness or guarantees thereof.

(ii)

At the Purchaser's request, the Special Shareholder and/or the Shareholder shall deliver or cause to be delivered to the Purchaser full and complete copies of the documents identified above and all such other agreements and instruments as the Purchaser may reasonably request.

(iii)	The Special Shareholder and/or the Shareholder are not party to any written agreement that would restrict them from carrying on any line of business anywhere in the world.

(iv)

Each of the contracts listed on Schedule 2.16. (b) hereto is valid and binding, and each of the contracts binding on the Special Shareholder and the Shareholder (as applicable; and, whether or not listed on Schedule 2.16. (b) hereto) has been entered into in the ordinary course of business, and none of the contracts binding on the Special Shareholder or the Shareholder contain~~s~~ terms or conditions that are materially adverse to the Seller, the Special Shareholder, or the Shareholder. Neither the Special Shareholder nor the Shareholder is in default under or in breach or violation of, and neither the Seller, the Special Shareholder, the Shareholder, nor any other Party hereto has received notice of any asserted claim of default by any other Party under, or a breach or violation of, any of the contracts, agreements, and commitments described in Section 2.16. of this Agreement, including without limitation, any licensing or usage agreements with respect to the technology that the Seller, the Special Shareholder, or the Shareholder now uses or currently intends and plans to use.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

2.17.	Distributors and Customers.

(a)	Related to Seller.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

To the Seller's knowledge, it enjoys good working relationships under its distributor, sales representative, and similar agreements necessary to the normal operation of its business. The Seller has no knowledge or basis for knowledge that any customer or group of related customers (i.e., any customers who are, directly or indirectly, through zero or more intermediaries, are under common control), who, for the twelve (12) months preceding the Closing Date, for the fiscal year ended 2022, and during each of the two (2) fiscal years preceding the fiscal year ended 2022, accounted for more than Fifty-Thousand U.S. Dollars ($50,000.00) in aggregate volume of gross sales of the Seller, has terminated or expects to terminate a material portion of its normal business with the Seller.

(b)	Related to Special Shareholder & Shareholder.

☐	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☒	The representations and warranties of this section apply to the Shareholder.

Each person who is a Special Shareholder and/or Shareholder and who makes representations and warranties pursuant to Section 2.17. (b) of this Agreement does so only for himself/herself and not on behalf of any other person.

To the Special Shareholder’s and the Shareholder’s actual knowledge, they enjoy good working relationships under all of their distributor, sales representative, and similar agreements necessary to the normal operation of their business. The Special Shareholder and the Shareholder have no knowledge or basis for knowledge that any customer or group of related customers (i.e., any customers who are, directly or indirectly, through zero or more intermediaries, are under common control), who, for the twelve (12) months preceding the Closing Date, for the fiscal year ended 2022, and during each of the two (2) fiscal years preceding the fiscal year ended 2022, accounted for more than Fifty-Thousand U.S. Dollars ($50,000.00) in aggregate volume of gross sales of the Seller, the Special Shareholder, or the Shareholder has terminated or expects to terminate a material portion of its normal business with the Seller, the Special Shareholder, or the Shareholder.

2.18.	Fringe Benefit Plans.

☐	The representations and warranties of this section apply to the Seller.
☐	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

Not applicable.

2.19.	Labor Relations.

(a)	Related to Seller.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

No employee of the Seller is represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative. There are no matters pending before the National Labor Relations Board or any similar state or local labor agency, and the Seller is neither engaged in nor subject to any penalties or enforcement action in respect of any unfair labor practices, and the Seller believes that it enjoys good labor relations with its employees. There are no controversies or disputes pending between the Seller and any of its employees, the Special Shareholder, or the Shareholder, except for such controversies and disputes as do not and will not, individually or in the aggregate, have a material adverse effect on its business, operations, assets, prospects, or condition, financial or otherwise.

(b)	Related to Special Shareholder & Shareholder.

☐	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☒	The representations and warranties of this section apply to the Shareholder.

Each person who is a Special Shareholder and/or Shareholder and who makes representations and warranties pursuant to Section 2.19. (b) of this Agreement does so only for himself/herself and not on behalf of any other person.

There are no controversies or disputes pending between the Seller, the Special Shareholder, the Shareholder, and/or the Seller’s employees except for such controversies and disputes as do not and will not, individually or in the aggregate, have a material adverse effect on the business, operations, assets, prospects, or condition, financial or otherwise, of the Seller, the Special Shareholder, and/or the Shareholder.

2.20.	Environmental Matters.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

The Seller has not and does not currently own any real property. Further, the Seller warrants that it has not been party to any lawsuit or claim involving environmental matters relating to any of its existing or prior business operations, real property, or Leasehold Interests, such as pollution liability.

2.21.	Compliance with Laws.

(a)	Related to Seller.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

The Seller is not in violation of, has not been charged with any violation of, or, to its knowledge, is not under any investigation with respect to any charge concerning any violation of any requirements of applicable Law (“Requirements of Law”), in which such violation either singly or in the aggregate with other violations would have a material adverse effect upon the operations, assets, business or financial condition of the Seller. The Seller is not in default with respect to any order, writ, injunction, or decree of any court, agency, or instrumentality. Without limiting the generality of the foregoing, the Seller is in material compliance with (a) all Requirements of Law promulgated by the Occupational Safety and Health Administration, and (b) all environmental Requirements of Law.

(b)	Related to Special Shareholder & Shareholder.

☐	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☒	The representations and warranties of this section apply to the Shareholder.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

Each person who is a Special Shareholder and/or Shareholder and who makes representations and warranties pursuant to Section 2.21. (b) of this Agreement does so only for himself/herself and not on behalf of any other person.

The Special Shareholder and the Shareholder are not in violation of, have not been charged with any violation of, or, to the best of their knowledge, are not under any investigation with respect to any charge concerning any violation of any requirements of applicable Law (“Requirements of Law”), in which such violation either singly or in the aggregate with other violations would have a material adverse effect upon the operations, assets, business or financial condition of the Seller or the Transferred Assets. The Special Shareholder and the Shareholder are not in default with respect to any order, writ, injunction, or decree of any court, agency, or instrumentality.

2.22.	Licenses, Permits, and Authorizations.

(a)	Related to Seller.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

The Seller has all approvals, authorizations, consents, licenses, franchises, orders, and other permits (collectively, "Licenses") of (a) any governmental or regulatory agency, whether federal, state, local or foreign, and (b) all trade or industry associations, required to permit it to carry on its business as presently conducted, all of which are in full force and effect. Schedule 2.22. (a) hereto sets forth all such Licenses required for the operation of the business of the Seller.

(b)	Related to Special Shareholder & Shareholder.

☐	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☒	The representations and warranties of this section apply to the Shareholder.

The Special Shareholder and the Shareholder have all approvals, authorizations, consents, licenses, franchises, orders, and other permits (collectively, "Licenses") of (a) any governmental or regulatory agency, whether federal, state, local or foreign, and (b) all trade or industry associations, required to permit them to carry on their business as presently conducted, all of which are in full force and effect. Schedule 2.22. (b) hereto sets forth all such Licenses required for the Special Shareholder and/or the Shareholder to carry on their business.

2.23	Reserved.

2.24.	Accounts Receivable.

(a)	Related to Seller.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

All accounts receivable of the Seller represent bona fide and valid claims arising in connection with sales of products by the Seller and, except to the extent of the reserves stated on the Seller's Balance Sheet, the Seller's accounts receivable are collectible and are not subject to any counterclaim or setoff. There has been no material adverse change since January 1, 2022 in the amount, validity, or collectability of the accounts receivable of the Seller from that stated on the Seller's Balance Sheet.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(b)	Related to Special Shareholder & Shareholder.

☐	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☒	The representations and warranties of this section apply to the Shareholder.

Each person who is a Special Shareholder and/or Shareholder and who makes representations and warranties pursuant to Section 2.24. (b) of this Agreement does so only for himself/herself and not on behalf of any other person.

All accounts receivable arising in connection with or related to any Transferred Asset serviced, maintained, generated, developed, produced, controlled (either partially or wholly), or owned (either partially or wholly) by the Special Shareholder and/or the Shareholder represent bona fide and valid claims arising in connection with sales of products by the Special Shareholder and/or the Shareholder and are collectible and are not subject to any counterclaim or setoff. There has been no material adverse change since January 1, 2022 in the amount, validity, or collectability of the accounts receivable arising in connection with or related to any Book of Business serviced, maintained, generated, developed, produced, controlled (either partially or wholly), or owned (either partially or wholly) by the Special Shareholder and/or the Shareholder.

2.25.	Reserved.

2.26.	Disclosure of Confidential Information.

(a)	Related to Seller.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

The Seller has disclosed, or will disclose to the Purchaser, on or before the Closing Date, all material processes, inventions, recipes, methods, formulas, plans, drawings, customer lists, secret information, recipes, and know-how (whether secret or not) known to them or in their possession and usable by the Seller in connection with or related to its business as now conducted or proposed to be conducted.

(b)	Related to Special Shareholder & Shareholder.

☐	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☒	The representations and warranties of this section apply to the Shareholder.

Each person who is a Special Shareholder and/or Shareholder and who makes representations and warranties pursuant to Section 2.26. (b) of this Agreement does so only for himself/herself and not on behalf of any other person.

The Special Shareholder and the Shareholder have fully disclosed, or will disclose to the Purchaser, on or before the Closing Date, all processes, inventions, recipes, methods, formulas, plans, drawings, customer lists, secret information, recipes, and know-how (whether secret or not) known to them or in their possession and usable by the Seller, the Special Shareholder, and/or the Shareholder in connection with or related to the Transferred Assets as now conducted or proposed to be conducted.

2.27.	Condition of Tangible Assets.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

All of the facilities of the Seller and its equipment and other tangible assets are in good condition and repair (ordinary wear and tear excepted) and workable, usable, and adequate for the uses to which they have been put by the Seller in the ordinary course of business, and none of such facilities and none of such equipment or other tangible assets (exclusive of obsolete items no longer used in the Seller's business) is in need of other than routine maintenance or repair. The Seller has not received any notice of any violations of any Requirements of Law with respect to the Seller's properties or operations that have not been cured.

2.28.	Reserved.

2.29.	Absence of Undisclosed Liabilities.

(a)	Related to Seller.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

The Seller does not have any material debt, liability, or obligation of any nature, whether known or unknown, or fixed, absolute, accrued, contingent, or otherwise, except those which:

(i)	are accrued or reserved against in the Financials or the Financial Statements; or,

(ii)	have been specifically disclosed in the Disclosure Schedule hereto by reference to the specific section of this Agreement to which such disclosure relates.

(b)	Related to Special Shareholder & Shareholder.

☐	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☒	The representations and warranties of this section apply to the Shareholder.

Each person who is a Special Shareholder and/or Shareholder and who makes representations and warranties pursuant to Section 2.29. (b) of this Agreement does so only for himself/herself and not on behalf of any other individual.

To the knowledge of the Special Shareholder and the Shareholder, the Seller, the Special Shareholder (in connection with or related to the Transferred Assets), and the Shareholder (in connection with or related to the Transferred Assets) do not have any material debt, liability, or obligation of any nature, whether known or unknown, or fixed, absolute, accrued, contingent, or otherwise, except those which:

(i)	are accrued or reserved against in the Financials or the Financial Statements; or,

(ii)	have been specifically disclosed in the Disclosure Schedule hereto by reference to the specific section of this Agreement to which such disclosure relates.

2.30.	Disclosure.

(a)	Related to the Seller.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☐	The representations and warranties of this section apply to the Shareholder.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

No representation or warranty by the Seller in this Agreement or any of the other Acquisition Documents (including, without limitation, the Disclosure Schedule) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Seller that materially adversely affects the business, assets, properties, or condition, financial or otherwise, of the Seller that has not been set forth in this Agreement or the Disclosure Schedule.

(b)	Related to Special Shareholder & Shareholder.

☐	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☒	The representations and warranties of this section apply to the Shareholder.

Each person who is a Special Shareholder and/or Shareholder and who makes representations and warranties pursuant to Section 2.30. (b) of this Agreement does so only for himself/herself and not on behalf of any other person.

To the actual knowledge of the Special Shareholder and the Shareholder, no representation or warranty by the Seller, the Special Shareholder, or the Shareholder in this Agreement or any of the other Acquisition Documents (including, without limitation, the Disclosure Schedule) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading. To the actual knowledge of the Special Shareholder and the Shareholder, there is no fact known to the Seller, the Special Shareholder, or the Shareholder that materially adversely affects, or that might in the future materially adversely affect, the operations, business, assets, properties, or condition, financial or otherwise, of the Seller or the Transferred Assets that has not been set forth in this Agreement or the Disclosure Schedule.

No representation or warranty by the Special Shareholder or the Shareholder in this Agreement or any of the other Acquisition Documents (including, without limitation, the Disclosure Schedule) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to the Special Shareholder or the Shareholder that materially adversely affects, or that might in the future materially adversely affect, the operations, business, assets, properties, or condition, financial or otherwise, of the Seller or the Transferred Assets that has not been set forth in this Agreement or the Disclosure Schedule.

2.31.	Brokerage.

☒	The representations and warranties of this section apply to the Seller.
☒	The representations and warranties of this section apply to the Special Shareholder.
☒	The representations and warranties of this section apply to the Shareholder.

With the exception of the Seller’s arrangement with Waller Helms Advisors, (a) no broker or finder has acted directly or indirectly for the Seller, the Special Shareholder, the Shareholder, or any of their Affiliates (as applicable) in connection with this Agreement or the transactions contemplated hereby, and (b) no broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on the actions or statements of, or agreements, arrangements, or understandings made with the Seller, the Special Shareholder, the Shareholder, or any of their Affiliates.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller as set forth below:

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

3.1.	Corporate Organization, etc.

The Purchaser is on the date hereof, and will be on the Closing Date, a corporation duly organized, validly-existing and in good standing under the laws of the State of Ohio and is duly qualified to transact business as a corporation in the domiciliary state of the Seller and the State of Illinois.

3.2.	Authorization, etc.

The Purchaser has full corporate power and authority to enter into this Agreement and the other Acquisition Documents to which it is or will be a party, to perform its obligations hereunder and thereunder, and to carry out the transactions contemplated hereby and thereby. The Board of Directors of the Purchaser has taken, or will take before the Closing Date, all actions required by law, its Formation Documents, its Operating Documents, or otherwise to authorize (a) the execution and delivery of this Agreement and the other Acquisition Documents, and (b) the performance of its obligations hereunder and thereunder. This Agreement has been duly-executed and delivered by the Purchaser and, upon the execution and delivery of the remaining Acquisition Documents by a duly-authorized officer of the Purchaser, the remaining Acquisition Documents will have been duly-executed and delivered by the Purchaser, and this Agreement is, and such other Acquisition Documents will be, upon due execution and delivery thereof, the legal, valid, and binding obligations of the Purchaser, enforceable according to their terms (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to creditors' rights, and (b) that the remedy of specific enforcement and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.3.	No Violation.

None of (a) the execution and delivery of this Agreement or any other Acquisition Document by the Purchaser, (b) the performance by the Purchaser of its obligations hereunder or thereunder, or (c) the consummation of the transactions contemplated hereby or thereby will:

(i)	violate any provision of the Formation Documents or Operating Documents of the Purchaser,

(ii)

violate, or be in conflict with, or permit the termination of, or constitute a default under or breach of, or cause the acceleration of the maturity of, any contract, debt, or other obligation of the Purchaser, which violation, conflict, default, breach, termination or acceleration, either individually or in the aggregate with all other such violations, conflicts, defaults, breaches, terminations and accelerations, would have a material adverse effect on the business, assets or financial condition of the Purchaser;

(iii)

except as set forth in Schedule 3.3. hereto, require the consent of any other party to, or result in the creation or imposition of any Lien upon any property or assets of the Purchaser under any agreement or commitment to which the Purchaser is a party or by which the Purchaser is bound; or,

(iv)	to the knowledge and belief of the Purchaser, violate any statute or law or any judgment, decree, order, regulation, or rule of any court or governmental authority to which the Purchaser is subject.

3.4.	Litigation.

There is no Action pending or, to the knowledge and belief of the Purchaser, threatened against the Purchaser, or any properties or rights of the Purchaser, that questions or challenges the validity of this Agreement or any of the other Acquisition Documents, nor any Action taken or to be taken by the Purchaser pursuant hereto or thereto or in connection with the transactions contemplated hereby or thereby and the Purchaser does not know of any such Action that may be asserted.

3.5.	Disclosure.

No representation or warranty by the Purchaser in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein not misleading.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

3.6.	Brokerage.

Intentionally omitted.

3.7.	Solvency.

The Purchaser is not insolvent and will not be rendered insolvent as a result of the consummation of any of the transactions contemplated by this Agreement. For purposes hereof, the term “solvency” means that, as of the Closing Date: (a) the fair, salable value of the Purchaser’s assets is in excess of the total amount of its liabilities; and, (b) the Purchaser is able to pay its debts or obligations in the ordinary course as they mature.

3.8.	Availability of Funds; Performance of Obligations.

The Purchaser has the ability to obtain funds in cash in amounts equal to the Purchase Price payable to the Seller under Section 1.4. of this Agreement by means of credit facilities or otherwise. Specifically, the Purchaser will, at the Closing, have immediately-available funds in cash which are sufficient to pay the cash Purchase Price and other payments due at Closing payable to the Seller under Section 1.4. (b) of this Agreement.

The Purchaser has the ability to perform and discharge all of its obligations under this Agreement.

ARTICLE IV

OBLIGATIONS OF THE PARTIES

The Seller, the Special Shareholder, and the Shareholder hereby covenant and agree with the Purchaser and the Purchaser hereby covenants and agrees with the Seller, the Special Shareholder, and the Shareholder that:

4.1.	Reasonable Access.

Prior to the Closing Date, the Seller, the Special Shareholder, and the Shareholder shall or shall cause the Seller, the Special Shareholder, and the Shareholder to afford the Purchaser and its counsel, accountants, and other authorized representatives reasonable access during normal business hours to its plants, properties, books and records that the Purchaser and its advisors may have the opportunity to make such reasonable investigations as they shall desire to make of the affairs of the Seller, the Special Shareholder, and the Shareholder. The Seller, the Special Shareholder, and the Shareholder shall furnish to the Purchaser any additional financial and operating data and other information as the Purchaser and its counsel, accountants, and other authorized representatives shall from time to time reasonably request.

4.2.	Conduct Before Closing Date.

Before the Closing Date, except as otherwise contemplated by this Agreement or as permitted by the prior written consent of the Purchaser, but without making any commitment on the Purchaser's behalf, the Seller, the Special Shareholder (in connection with or related to the Transferred Assets), and the Shareholder (in connection with or related to the Transferred Assets) shall:

(a)	conduct their business and operations only in the ordinary course, consistent with past practice;

(b)	maintain all of their properties and assets in good condition, working order, and repair (except for ordinary wear and tear);

(c)	perform their obligations under all agreements binding upon them and maintain all of their Licenses in good standing;

(d)	continue in effect the TA Policies (or similar coverage) referred to in Section 2.15. of this Agreement;

(e)	keep available the services of its current officers and employees;

(f)	use their commercially reasonable efforts to maintain and preserve the good will of the suppliers, customers, and others having business relations with them;

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(g)	before the Closing Date, consult with the Purchaser from time to time with respect to any actual or proposed material conduct of their business; and

(h)	continue all capital expenditure programs in progress before the Closing Date, if any.

4.3.	Prohibited Transactions Before Closing Date.

Before the Closing Date, except as otherwise contemplated by this Agreement or permitted by the prior written consent of the Purchaser, the Seller the Special Shareholder (in connection with or related to the Transferred Assets), and the Shareholder (in connection with or related to the Transferred Assets) shall not:

(a)	become a party to any agreement which, if it had existed on the date hereof, would have come within the scope of the Disclosure Schedule pursuant to Section 2.16. of this Agreement;

(b)	do any of the things listed in Section 2.10. of this Agreement;

(c)	enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to its properties or business; or

(d)

directly or indirectly, in any way, contact, initiate, enter into, or conduct any discussions or negotiations, or enter into any agreements, whether written or oral, with any person or entity with respect to the sale of any of the Seller's assets or shares of capital stock, the Special Shareholder’s assets or shares of capital stock (to the extent that said assets or shares of capital stock constitute part of the Transferred Assets), and/or the Shareholder’s assets or shares of capital stock (to the extent said assets or shares of capital stock constitute part of the Transferred Assets), or a merger or consolidation of the Seller, the Special Shareholder, or the Shareholder with any other entity, or a sale of any of the other Transferred Assets.

4.4.	Further Assurances.

Before and after the Closing, each Party hereto shall execute and deliver such instruments and take such other actions as any other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the other Acquisition Documents. Each Party hereto shall use its commercially reasonable efforts to cause the transactions contemplated by this Agreement and the other Acquisition Documents to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of government agencies and third parties and to make all filings with and give all notices to government agencies and third parties that may be necessary or reasonably required to effect the transactions contemplated by this Agreement and the other Acquisition Documents. The Seller, the Special Shareholder, and the Shareholder shall give prompt notice to the Purchaser, after receipt thereof by the Seller, the Special Shareholder, or the Shareholder of:

(a)

any notice of, or other communication relating to, any default or event that, with notice or lapse of time or both, would become a default under any indenture, instrument, or agreement material to the Seller, the Special Shareholder, and/or the Shareholder to which the Seller, the Special Shareholder, and/or the Shareholder is a party or by which the Seller, the Special Shareholder, and/or the Shareholder is bound; and,

(b)

any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement and the other Acquisition Documents. Each corporate party shall deliver to the other appropriate, written evidence of the approval of this Agreement, the other Acquisition Documents, and the transactions contemplated hereby and thereby by the Seller, in accordance with its Formation Documents and Operating Documents.

4.5.	Seller, Special Shareholder & Shareholder Confidentiality.

Before and after the Closing, and even if the Closing does not occur, the Seller, the Special Shareholder, and the Shareholder shall, and shall cause their officers, accountants, counsel, and other authorized representatives and affiliated parties, to hold in strict confidence and not use or disclose to any third party without the prior written consent of the Purchaser, all information obtained from the Purchaser in connection with the transactions contemplated hereby, except such information may be used or disclosed:

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(a)	when required by any regulatory authorities or governmental agencies;

(b)	if required by court order or decree or applicable law;

(c)	if it is publicly-available other than as a result of a breach of this Agreement or any other confidentiality agreement entered into with respect to any information of the Purchaser;

(d)	if it is otherwise contemplated herein; or,

(e)	with the express, written permission of the Purchaser.

4.6.	Purchaser Confidentiality.

Before the Closing, the Purchaser shall, and shall cause its officers, accountants, counsel, and other authorized representatives and affiliated parties, to hold in strict confidence and not use or disclose to any third party without the prior written consent of the Seller, the Special Shareholder, and/or the Shareholder (as applicable), all information obtained from the Seller, the Special Shareholder, and/or the Shareholder in connection with the transactions contemplated hereby, except such information may be used or disclosed:

(a)	when required by any regulatory authorities or governmental agencies;

(b)	if required by court order or decree or applicable law;

(c)	if it is publicly-available other than as a result of a breach of this Agreement or any other confidentiality agreement entered into with respect to any information of the Seller;

(d)	if it is otherwise contemplated herein; or,

(e)	with the express, written permission of the Seller, the Special Shareholder, and/or the Shareholder (as applicable).

4.7	Assumption of the Leasehold Interest.

Purchaser shall assume the rights, duties, and obligations of Seller under the Leasehold Interest as of the Closing Date.

4.8	Closing Statement.

The Seller and the Purchaser shall deliver a mutually agreeable closing statement prior to Closing.

ARTICLE V

CONDITIONS TO PURCHASER'S OBLIGATIONS

The obligation of the Purchaser under this Agreement to consummate the Closing on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

5.1.	Representations and Warranties True.

The representations and warranties of the Seller, the Special Shareholder, and the Shareholder contained Article 2 herein (including, without limitation, all schedules and exhibits hereto) shall be true and accurate in all material respects as of the Closing Date, except for changes permitted or contemplated by this Agreement.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

5.2.	No Material Changes.

(a)

No portion of the assets material to the operation of the business of the Seller, the Special Shareholder (in connection with or related to the Transferred Assets), or the Shareholder (in connection with or related to the Transferred Assets) shall, after the date of this Agreement, and before the Closing Date, be damaged, destroyed, or taken by condemnation, whether or not covered by any insurance policy of the Seller, the Special Shareholder, and/or the Shareholder (including, but not limited to, a TA Policy).

(b)

After the date of this Agreement, and before the Closing Date, the Seller, the Special Shareholder (in connection with or related to the Transferred Assets), and the Shareholder (in connection with or related to the Transferred Assets) shall not have suffered or become bound by changes of any kind or nature that either individually or in the aggregate have a material adverse effect on their ability to continue their business operations.

(c)

No material adverse change in the business, assets, or financial condition of the Seller, the Special Shareholder (in connection with or related to the Transferred Assets), and the Shareholder (in connection with or related to the Transferred Assets) shall have occurred after the date of this Agreement and be continuing.

5.3.	Performance.

The Seller, the Special Shareholder, and the Shareholder shall have performed and complied in all material respects with all agreements, obligations, and conditions required by this Agreement or the other Acquisition Documents to be performed or complied with by them on or before the Closing Date.

5.4.	Consents.

All filings with and consents from government agencies and third parties required to consummate the transactions contemplated hereby and by the other Acquisition Documents shall have been made or obtained (including without limitation the consents of the lessors under the leases referred to in Section 2.6. hereof), except to the extent that making any such filing or obtaining any such consent has been waived in writing by the Purchaser or the failure to obtain any such consent or make any such filing would not have a material adverse effect on the assets, properties, operations, business, or condition, financial or otherwise, of the Seller, the Special Shareholder (in connection with or related to the Transferred Assets), and/or the Shareholder (in connection with or related to the Transferred Assets) or the transactions contemplated hereby or by the other Acquisition Documents.

5.5.	Closing Documents.

The Seller, the Special Shareholder, and the Shareholder shall have delivered, or caused to be delivered to the Purchaser, the documents and instruments described below:

(a)	A statement by the Seller, the Special Shareholder, and the Shareholder that:

(i)	The Seller is a corporation, limited liability company, or limited liability partnership validly existing and in good standing under the laws of its state of incorporation;

(ii)

The execution, delivery, and performance of this Agreement, the other Acquisition Documents to which the Seller, the Special Shareholder, and/or the Shareholder are a party, and the other instruments or documents required to be executed by the Seller, the Special Shareholder, and/or the Shareholder in connection herewith and therewith have been authorized by all necessary corporate and other actions of the Seller, the Special Shareholder (if applicable), and the Shareholder (if applicable) and have been duly executed and delivered by the Seller, the Special Shareholder (if applicable), and the Shareholder (if applicable) and constitute legal, valid, and binding obligations of the Seller, the Special Shareholder (if applicable), and the Shareholder (if applicable) enforceable in accordance with their terms, to the extent the Purchaser should be able to realize the practical benefits thereof, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting the enforcement of creditor's rights and except as the availability of suitable remedies may be subject to judicial discretion;

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(iii)

The consummation of the transactions contemplated by this Agreement, the other Acquisition Documents to which the Seller, the Special Shareholder, and the Shareholder are parties, and all other instruments or documents required to be executed by the Seller, the Special Shareholder, and/or the Shareholder in connection herewith and therewith will not violate or result in a breach of or constitute a default under the Formation Documents, Operating Documents, or other organizational agreements of the Seller, the Special Shareholder (if applicable), and/or the Shareholder (if applicable); and,

(iv)

Except for such actions and proceedings as are disclosed to the Purchaser in writing, the Seller, the Special Shareholder, and the Shareholder do not know of any limitation, governmental investigation, actions, or lawsuits, pending or threatened, against or relating to the transactions contemplated by this Agreement or any other Acquisition Document to which the Seller, the Special Shareholder, or the Shareholder is a party.

(b)

Certified copies of the resolutions adopted by the Seller, the Special Shareholder (as applicable), and the Shareholder (as applicable), or by appropriate committees thereof, and their shareholders or members, as the case may be, and as may be required under applicable law, authorizing this Agreement, the other Acquisition Documents, and the transactions contemplated hereby and thereby.

(c)	Certificate from the Secretary of State of Delaware, dated no earlier than January 1, 2023, respecting the good standing of the Seller.

(d)	The Operating Documents of the Seller, certified as of the Closing Date by a secretary or assistant secretary of the Seller.

(e)	Such other documents, instruments, or certificates as shall be reasonably requested by the Purchaser or its counsel.

5.6.	Reserved.

5.7.	Certificates of the Seller, the Special Shareholder & the Shareholder.

The Seller, the Special Shareholder (if applicable), and the Shareholder (if applicable) shall have furnished such certificates of its officers and others as may reasonably be required by the Purchaser to evidence compliance with the conditions set forth in this Article V.

5.8.	Tradename Assignment.

The Purchaser and the Seller shall have entered into an Assignment of the Seller’s Trade Name substantially in the form attached hereto as an exhibit styled "Trade Name Assignments."

5.9.	Reserved.

5.10.	Employment Agreements

The Purchaser shall have received a signed employment agreement from Kyle Nieman and signed offer letters from all of the Seller’s other employees who are slated to become employees of the Purchaser or its Affiliates.

ARTICLE VI

CONDITIONS TO SELLER'S, SPECIAL SHAREHOLDER’S & SHAREHOLDER’S OBLIGATIONS

The obligation of the Seller under this Agreement to consummate the Closing on the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

6.1.	Representations and Warranties True.

The representations and warranties of the Purchaser contained herein, in the other Acquisition Documents (including, without limitation, all schedules and exhibits hereto and thereto), and in all certificates and documents delivered by the Purchaser, shall be true and accurate in all material respects as of the Closing Date, except for changes permitted or contemplated by this Agreement.

6.2.	Performance.

The Purchaser shall have performed and complied in all material respects with all agreements, obligations, and conditions required by this Agreement or the other Acquisition Documents to be performed or complied with by it on or before the Closing Date.

6.3.	Consents.

(a)

All filings with and consents from government agencies required to consummate the transactions contemplated hereby shall have been made or obtained unless the failure to obtain any such consent or make any such filing would not have an adverse effect on the assets, properties, operations, business or conditions, financial or otherwise, of the Seller, the Special Shareholder, or the Shareholder or the transactions contemplated hereby or by any other Acquisition Document.

(b)	Seller shall have received the AmerInst Shareholder Approval.

(c)

Seller shall have received consent from the lessor to the assignment and assumption by the Purchaser of the Seller’s rights, duties, and obligations under the Leasehold Interest pursuant to Section 4.7 of this Agreement.

6.4.	Certificates.

The Purchaser shall have furnished such certificates of its officers to evidence compliance with the conditions set forth in this Article VI as may be reasonably requested by the Seller.

6.5.	Closing Documents.

The Purchaser shall have delivered or caused to be delivered to the Seller, the Special Shareholder, and the Shareholder the documents and instruments described below.

(a)	The cash payment(s) as provided in Section 1.4. (b).

(b)	A statement by the Purchaser that:

(i)	The Purchaser is a corporation validly existing and in good standing under the laws of its state of incorporation;

(ii)

The execution, delivery, and performance of this Agreement, the other Acquisition Documents to which the Purchaser is a party, and the other instruments or documents required to be executed by the Purchaser in connection herewith and therewith have been authorized by all necessary corporate and other actions of the Purchaser and have been duly executed and delivered by the Purchaser and constitute legal, valid, and binding obligations of the Purchaser, enforceable in accordance with their terms, to the extent the Seller, the Special Shareholder, and the Shareholder should be able to realize the practical benefits thereof, except as such enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium, or similar laws affecting the enforcement of creditor's rights and except as the availability of suitable remedies may be subject to judicial discretion;

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(iii)

The consummation of the transactions contemplated by this Agreement, the other Acquisition Documents to which the Purchaser is a party, and all other instruments or documents required to be executed by the Purchaser in connection herewith and therewith will not violate or result in a breach of or constitute a default under the Formation Documents, Operating Documents, or other organizational agreements of the Purchaser; and,

(iv)

Except for such actions and proceedings as are disclosed to the Seller, the Special Shareholder, and the Shareholder in writing, the Purchaser does not know of any limitation, governmental investigation, actions, or lawsuits, pending or threatened, against or relating to the transactions contemplated by this Agreement or any other Acquisition Document to which Purchaser is a party.

(c)

Certified copies of the resolutions adopted by the Purchaser, or by appropriate committees thereof, and its shareholders or members, as the case may be, and as may be required under applicable law, authorizing this Agreement, the other Acquisition Documents, and the transactions contemplated hereby and thereby.

(d)	Such other documents, instruments, or certificates as shall be reasonably requested by Seller, the Special Shareholder, and/or the Shareholder or its counsel and necessary to the closing.

ARTICLE VII

CLOSING; CLOSING DATE

7.1.	Closing.

The closing of this Agreement (the "Closing") will be held at 10:00 a.m. at the offices of the Purchaser’s counsel or electronically with the Parties’ written consent, but the Closing may occur at such other place as the Parties may mutually agree upon in writing. The Closing will occur on a mutually agreeable date upon obtaining the required AmerInst Shareholder Approval (the "Closing Date"), at which Closing the documents and instruments referred to in Articles V and VI hereof will be delivered by the Parties. The Parties currently anticipate that the Closing Date will be on or about July 1, 2023,

ARTICLE VIII

CERTAIN POST-CLOSING COVENANTS

8.1.         Access.

Subsequent to the Closing Date, the Purchaser shall, at the Seller's expense, permit the Seller and Seller’s Affiliates, from time to time, to inspect and copy such books of account and other records of the Seller, including data and files in the software QuickBooks (including books of original entry and general ledgers), and to utilize the services of the Purchaser's employees, all as may be necessary or convenient to enable the Seller or the Seller’s Affiliates to (a) prepare and file tax returns, (b) respond to and comply with any audit, and (c) wind up and liquidate. Until the eleventh (11th) anniversary of the Closing Date, the Purchaser shall not, without the prior written consent of the Seller or its successors in interest, destroy or dispose of any such records. Notwithstanding any of the foregoing, no covenant contained in Section 8.1. of this Agreement on the part of the Purchaser is intended to, and nothing herein shall be construed to, benefit or confer any rights upon any person, entity, firm, or corporation other than the Seller or its Affiliates.

Subsequent to the Closing Date, the Purchaser shall, at the Special Shareholder’s and/or the Shareholder’s expense, permit the Special Shareholder and/or the Shareholder, from time to time, to inspect and copy such books of account and other records of the Special Shareholder and the Shareholder and to utilize the services of the Purchaser's employees, all as may be necessary or convenient to enable the Special Shareholder and/or the Shareholder to prepare and file tax returns. Until the seventh (7th) anniversary of the Closing Date, the Purchaser shall not, without the prior written consent of the Special Shareholder and/or the Shareholder or their successors in interest, destroy or dispose of any such records (as applicable). Notwithstanding any of the foregoing, no covenant contained in Section 8.1. of this Agreement on the part of the Purchaser is intended to, and nothing herein shall be construed to, benefit or confer any rights upon any person, entity, firm, or corporation other than the Special Shareholder and/or the Shareholder.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

8.2.	Use of Trade Name.

Commencing on the Closing Date, the Seller shall, and shall cause all of its Affiliates, to cease using the Seller’s Trade Name or any similar name as a company name, trademark, or in any other manner, except to (a) prepare and file tax returns, (b) respond to and comply with any audit, and (c) wind up and liquidate.

8.3.	Reserved.

8.4.	Payment of Taxes & Fees Due Governmental Entities.

Prior to any applicable due dates, the Seller shall pay all taxes and fees due governmental entities accrued prior to the Closing Date relating to the operation of the Seller prior to the Closing Date. Prior to any applicable due dates, the Special Shareholder and the Shareholder shall pay all taxes and fees due governmental entities accrued prior to the Closing Date relating to the operation of the Transferred Assets prior to the Closing Date (as applicable), except to the extent that such taxes and fees are paid by the Seller.

8.5.	Non-Competition, Non-Solicitation, Non-Interference, Non-Enticement; Non-Piracy, Non-Utilization & Non-Disclosure of Trade Secrets.

(a)

The Purchaser, the Seller, the Special Shareholder, and the Shareholder agree that the Purchase Price was fixed on the basis that the transfer of the Transferred Assets to the Purchaser would provide the Purchaser with the full benefit and good will of the Seller, the Special Shareholder (to the extent of its ownership interest in the Transferred Assets), and the Shareholder (to the extent of its ownership interest in the Transferred Assets) as it existed on the Closing Date. The Seller, the Special Shareholder, and the Shareholder acknowledge that it is proper for the Purchaser to have assurance that the value of the Transferred Assets will not be diminished by acts of the Seller, the Special Shareholder, or the Shareholder after the Closing Date. Accordingly, the Seller, the Special Shareholder, and the Shareholder covenant and agree that:

(i)	Non-Competition - Transferred Assets.

Commencing on the Closing Date and, until the earlier of (a) Seller’s corporate dissolution, or (b) the third anniversary of the Closing Date, the Seller, the Special Shareholder, and/or the Shareholder shall not directly or indirectly compete with the Purchaser or its Affiliates with regards the Transferred Assets.

(ii)	Non-Competition - Restricted Business.

Commencing on the date on which any Special Shareholder’s or Shareholder’s employment by Purchaser is terminated, regardless of the reason therefore, and for three (3) years thereafter, said Special Shareholder or Shareholder shall not directly or indirectly compete with the Purchaser or its Affiliates with regards the Restricted Business.

When interpreting whether or not this Section 8.5. (a) (ii) has been breached by a Special Shareholder or a Shareholder, a court or panel of arbitrators shall give weight to whether a Special Shareholder or a Shareholder actively pursued a Policy or customer and whether or not a Special Shareholder or a Shareholder acted in bad faith.

(iii)	Non-Solicitation, Non-Interference & Non-Enticement - Transferred Assets.

Commencing on the Closing Date and until the earlier of (a) Seller’s corporate dissolution, or (b) the third anniversary of the Closing Date, the Seller, the Special Shareholder, and/or the Shareholder shall not directly or indirectly solicit, interfere with, or endeavor to entice away the Transferred Assets from the Purchaser or its Affiliates.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(iv)	Non-Solicitation, Non-Interference & Non-Enticement - Restricted Business.

Commencing on the date on which any Special Shareholder’s or Shareholder’s employment by Purchaser is terminated, regardless of the reason therefore, and for three (3) years thereafter, said Special Shareholder or Shareholder shall not directly or indirectly solicit, interfere with, or endeavor to entice away the Restricted Business from the Purchaser or its Affiliates.

(v)	Non-Solicitation of Employees and/or Independent Contractors.

Commencing on the date on which any Special Shareholder’s or Shareholder’s employment by Purchaser is terminated, regardless of the reason therefore, and for three (3) years thereafter, said Special Shareholder or Shareholder shall not directly or indirectly solicit the employment of any current or former employee of or independent contractor who supplied or supplies services to the Seller, the Special Shareholder (in connection with or related to the Transferred Assets), the Shareholder (in connection with or related to the Transferred Assets), the Purchaser, or the Purchaser’s Affiliates.

(vi)	Non-Utilization & Non-Disclosure of Trade Secrets.

(A)	Reserved.

(B)	Non-Utilization.

Commencing on the Closing Date and forever thereafter, the Seller, the Special Shareholder, and/or the Shareholder shall never directly or indirectly utilize the Trade Secrets or the Confidential Information of the Seller, the Seller’s Affiliates, the Purchaser, or the Purchaser’s Affiliates for any purpose (including, but not limited to, for the purpose of directly or indirectly competing against the Seller, the Seller’s Affiliates, the Purchaser, or the Purchaser’s Affiliates, except in connection with the winding up and liquidation of the Seller subsequent to Closing or as otherwise authorized by this Agreement.

(C)	Non-Disclosure.

Commencing on the Closing Date and forever thereafter, the Seller, the Special Shareholder, and/or the Shareholder shall never disclose the Trade Secrets or the Confidential Information of the Seller, the Seller’s Affiliates, the Purchaser, or the Purchaser’s Affiliates to any third party for any purpose (including, but not limited to, for the purpose of directly or indirectly competing against the Seller, the Seller’s Affiliates, the Purchaser, or the Purchaser’s Affiliates), except in connection with the winding up and liquidation of the Seller or the Seller’s Affiliates subsequent to Closing or as otherwise authorized by this Agreement.

(b)	Breach & Threatened Breach.

(i)	Equitable Relief.

If the Seller, the Special Shareholder, or the Shareholder commits a breach, or threatens to commit a breach, of any of the provisions of this Section 8.5., the Purchaser shall have the right and remedy, in addition to any others, to have the provisions of this Section 8.5. specifically-enforced by any court having equity jurisdiction, together with an accounting therefore, it being acknowledged and understood by the Seller, the Special Shareholder, and the Shareholder(s) that any such breach or threatened breach will cause irreparable injury to the Purchaser and that money damages will not provide an adequate remedy therefore.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(ii)	Damages & Costs.

If the Seller or the Special Shareholder commits a breach of any of the provisions of this Section 8.5., the Purchaser shall be entitled to receive an amount from the Seller and/or the Special Shareholder for such breach equivalent to all costs that the Purchaser expends to enforce the Purchaser’s rights under Section 8.5. of this Agreement, whether in contemplation of or following said breach, including, but not limited to, court costs and attorney costs, as well as interest upon all costs.

If a person who is a Shareholder commits a breach of any of the provisions of this Section 8.5. (the “Offending Shareholder”), the Purchaser shall be entitled to receive an amount from the Seller, the Special Shareholder, and/or the Offending Shareholder for such breach each equivalent to all costs that the Purchaser has expended to enforce the Purchaser’s rights under this Section 8.5., whether in contemplation of or following said breach, including, but not limited to, court costs and attorney costs, as well as interest upon all costs.

The award of damages under this Section 8.5. does not limit the Purchaser’s rights to equitable relief under this Agreement.

(iii)	Forfeit of Future Payments Due Under Section 1.4. of this Agreement.

After Closing, if the Seller, the Special Shareholder, or the Shareholder commits a material breach of any of the provisions of this Section 8.5, the Seller, the Special Shareholder, and the Shareholder (as applicable) forfeit their rights to any future payments under Section 1.4. of this Agreement or any other agreement between the Purchaser, the Seller, the Special Shareholder, and/or the Shareholder to the extent of the Seller’s breach, the Special Shareholder’s breach, and/or the Shareholder’s breach, which shall be determined by a court of competent jurisdiction. Upon belief that the Seller, the Special Shareholder, and/or the Shareholder have committed or threatened a breach of any of the provisions of this Section 8.5., the Purchaser shall deposit into an escrow fund with a court of competent jurisdiction any remaining payments due the Seller, the Special Shareholder, and/or the Shareholder under this Agreement, when such remaining payments become due, pending a determination of damages.

Once an Offending Shareholder commits a material breach of any of the provisions of this Section 8.5, that Offending Shareholder shall forfeit its rights to any future provisions/payments under Section 1.4. of this Agreement or any other agreement between the Purchaser, the Seller, the Special Shareholder, and/or the Shareholder.

(c)	Conflicts Between This Agreement & Employment Agreements.

To the extent that there is (i) a conflict between Section 8.5. of this Agreement and any employment agreement between the Purchaser, the Special Shareholder, and/or the Shareholder, and (ii) the terms of Section 8.5. of this Agreement are more restrictive than the terms of any such employment agreement, then the terms of Section 8.5. of this Agreement void and supersede the terms of any such employment agreement.

ARTICLE IX

INDEMNIFICATION

9.1.	Survival.

The representations and warranties of the Parties contained herein or in any certificate or other document delivered pursuant hereto or in connection herewith shall survive for three (3) months after the Closing Date (the “End Date”). No action for indemnification pursuant to Sections 9.2 or 9.3 of this Agreement may be brought before the Closing occurs or after the End Date, provided, however, that, if before the End Date, one Party hereto has notified the other Party hereto of a claim for indemnity hereunder (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance herewith.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

9.2.	Indemnification by the Seller, Special Shareholder & Shareholder.

(a)	Related to the Seller & Special Shareholder.

The Seller, the Special Shareholder, and their successors and assigns shall indemnify and hold the Purchaser and its successors and permitted assigns harmless in respect of any and all claims, losses, damages, liabilities, and expenses (including, without limitation, settlement costs and legal, accounting, and other expenses in connection therewith) (collectively, "Damages") incurred by the Purchaser and its successors and assigns in connection with each and all of the following:

(i)

Any claim by any person or other entity for any broker's or finder's fee or similar fee charged for commission that arises from any action, statement, or commitment made by the Seller, the Special Shareholder (in connection with or related to the Transferred Assets), the Shareholder (in connection with or related to the Transferred Assets), and/or any of their agents or Affiliates (in connection with or related to the Transferred Assets).

(ii)

Any breach or other failure to perform any covenant, agreement, or obligation of the Seller, the Special Shareholder, or the Shareholder contained in this Agreement, or any other Acquisition Document or any other instrument, including all certificates, contemplated hereby or thereby, but only to the extent that the Damages arising in connection with all such breaches and any breaches of any representation or warranties of the Seller, the Special Shareholder, and/or the Shareholder contained in this Agreement, any other Acquisition Documents, or other instruments, including all certificates, contemplated hereby or thereby exceed $25,000 (Twenty-Five Thousand U.S. Dollars) in the aggregate.

(iii)

Any breach of any representation or warranty (as of the date such representation or warranty was made) by the Seller, the Special Shareholder, or the Shareholder contained in Article 2 of this Agreement, any other Acquisition Document, or any other instrument, including all certificates, contemplated hereby or thereby, but only to the extent that the Damages arising in connection with all such breaches and any breaches or failures to perform any covenants, agreements, or obligations of the Seller, the Special Shareholder, and/or the Shareholder contained in this Agreement, any other Acquisition Documents, or other instruments, including all certificates, contemplated hereby or thereby exceed $25,000 (Twenty-Five Thousand U.S. Dollars) in the aggregate.

(iv)	Intentionally-omitted.

(v)

Any damages with respect to taxes based on or arising from the income, assets, capital, operations, or activities, at any time, of the Seller, the Special Shareholder (in connection with or related to the Transferred Assets), the Shareholder (in connection with or related to the Transferred Assets), and/or any of their Affiliates.

(vi)	Intentionally-omitted.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(vii)

Any damages (including, without limitation, costs of response, removal, remediation, investigation, corrective action, property damage, personal injury, economic loss, damage to natural resources, health assessments and health studies, settlement, interest accruing on recoverable amounts, penalties, and attorneys' fees) accruing to the Purchaser from the Seller, the Special Shareholder, and/or the Shareholder, the business assets of the Seller being purchased by the Purchaser from the Seller, the business assets of the Special Shareholder being purchased by the Purchaser from the Special Shareholder, the business assets of the Shareholder being purchased by the Purchaser from the Shareholder, the operations of the Seller’s business, the operations of the Special Shareholder’s business (in connection with or related to the Transferred Assets), and/or the operations of the Shareholder’s business (in connection with or related to the Transferred Assets) on or the before the Closing Date, including, but not limited to, (i) remedial work, monitoring, removal or other costs and expenses associated with environmental law violations by the Seller, the Special Shareholder, and/or the Shareholder with respect to any Hazardous Substances required by any environmental Requirements of Law, (ii) injury, disease, or death of any person (including any employee, former employee, agent, or representative of any subcontractor of the Seller, the Special Shareholder, and/or the Shareholder) arising out of any environmental law violations by the Seller, the Special Shareholder, and/or the Shareholder, or (iii) any damage to any property arising out of any environmental law violations by the Seller, the Special Shareholder, and/or the Shareholder.

(viii)

Any liability to employees or to third parties for personal injury, death, or damage to property arising out of or occurring in connection with products sold or services rendered by the Seller, the Special Shareholder (in connection with or related to the Transferred Assets), and/or the Shareholder (in connection with or related to the Transferred Assets~~)~~ on or before the Closing Date in excess of, not covered by, and not deductible from the Insurance Policies; and,

(ix)

claims made by former or current employees of the Seller, the Special Shareholder, and/or the Shareholder alleging the occurrence of, or arising out of, an allegation relating to any breach of any fiduciary obligation before the Closing Date under any employee benefit plan listed on Schedule 2.18. hereto;

Provided, however, that notwithstanding anything to the contrary contained in this Article IX, the Seller and the Special Shareholder shall be under no liability to indemnify the Purchaser under this Section 9.2. (a) unless notice thereof shall have been given by or on behalf of the Purchaser to the Seller and/or the Special Shareholder in the manner described in Section 9.4. of this Agreement; and, provided that the Seller and/or the Special Shareholder shall not have to indemnify the Purchaser to the extent that Damages are recovered by the Purchaser under a Policy.

(b)	Intentionally omitted.

9.3.         Indemnification by the Purchaser.

The Purchaser and its successors and assigns shall indemnify the Seller, the Special Shareholder, and/or the Shareholder, and their successors and assigns in respect of any and all Damages incurred by the Seller, the Special Shareholder, and/or the Shareholder and their successors and assigns in connection with each and all of the following.

(a)

The claim by any person for any broker's or finder's fee or similar fee charged for commission that arises from any actions, statements, or commitments made by the Purchaser or its agents or Affiliates.

(b)

Any breach or other failure to perform any covenant, agreement, or obligation of the Purchaser contained in this Agreement or any other Acquisition Document, including all certificates contemplated hereby or thereby, but only to the extent that the Damages arising in connection with all such breaches and any breaches of any representation or warranties of the Purchaser contained in this Agreement or any other Acquisition Documents, including all certificates contemplated hereby or thereby (other than the Purchaser’s obligations under Section 1.4 of this Agreement), exceed $25,000 (Twenty-Five Thousand U.S. Dollars) in the aggregate.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(c)

Any breach of any representation or warranty by the Purchaser contained in this Agreement or any other Acquisition Document, including all certificates contemplated hereby or thereby, but only to the extent that the Damages arising in connection with all such breaches and any breaches or failures of the Purchaser to perform any covenant, agreement, or obligation of the Purchaser contained in this Agreement or any other Acquisition Document, including all certificates contemplated hereby or thereby (other than the Purchaser’s obligations under Section 1.4. of this Agreement), exceed $25,000 (Twenty-Five Thousand U.S. Dollars) in the aggregate.

9.4.	Notice and Defense of Claim.

Whenever any claim shall arise for indemnification hereunder, the Party entitled to indemnification (the "Indemnified Party") shall provide written notice to the Party from whom indemnification is sought (the "Indemnifying Party") as soon as practicable after becoming aware of the right to indemnification and, as expeditiously as possible thereafter, the facts constituting the basis for such claim.

In connection with any claim giving rise to indemnity hereunder, resulting from or arising out of any claim or legal proceeding by a person who is not a Party to this Agreement, the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, may assume the defense of any such claim or legal proceeding with counsel satisfactory to the Indemnified Party, which permission shall not be unreasonably withheld. The Indemnified Party shall be entitled to participate in the defense of any such action, with its counsel, and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom, the Indemnified Party may, but shall not be obligated to, defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any Damages resulting therefrom.

9.5	Certain Limitations.

The indemnification provided for in Section 9.2 and Section 9.3 shall be subject to the following limitations:

(a)	The aggregate amount of all Damages for which the Seller shall be liable for indemnification under Section 9.2 shall not exceed $150,000 (the “Cap”).

(b)	The aggregate amount of all Losses for which Purchaser shall be liable pursuant to Section 9.3 shall not exceed the Cap.

(c)	Any party that becomes aware of Damages for which it seeks indemnification shall use commercially reasonable efforts to mitigate such Damages.

ARTICLE X

TERMINATION

10.1.	Termination.

This Agreement may be terminated at any time before the Closing Date:

(a)	by written mutual consent of the Purchaser and the Seller;

(b)

by either the Purchaser or the Seller if the Closing has not occurred on or before September 30, 2023, provided that this provision shall not be available to the Party who fails or refuses to consummate the transactions contemplated herein or to take any other action referred to herein as necessary to consummate the transactions contemplated hereby in breach of such Party's obligations contained herein; and,

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(c)

by either the Purchaser or the Seller if there has been a material breach on the part of the other Party in any material representation, warranty, or covenant set forth in this Agreement that is not cured within ten (10) business days after such other Party has been notified of the intent to terminate this Agreement pursuant to this Section 10.1 (c).

10.2.	Effect of Termination.

In the event of termination of this Agreement as expressly permitted under Section 10.1. of this Agreement, this Agreement shall forthwith become void, except for Sections 4.5., 4.6., 10.2., and Article XI. of this Agreement) and there shall be no liability on the part of either the Seller, the Special Shareholder, the Shareholder, the Purchaser, their Representatives, or their Affiliates; provided, however, if such termination occurs pursuant to Section 10.1 (c) and resulted from the willful misrepresentation or willful breach by a Party of the covenants of such Party contained in this Agreement, such Party shall be fully liable for any and all Damages sustained or incurred as a result of such breach. In the event of termination hereunder before the Closing, each Party shall return promptly to the other Party all documents, work papers, and other material of the other Party furnished or made available to such Party or its Representatives and all copies thereof.

ARTICLE XI

OTHER AGREEMENTS

11.1.	Amendment and Modification; Waiver of Compliance.

Subject to the applicable law, this Agreement may be amended, modified, and supplemented only by written agreement signed by the Purchaser and the Seller. If such an amendment, modification, or supplement results in additional obligations for the Special Shareholder or the Shareholder, then such documents require a written agreement signed by the Purchaser, the Seller, the Special Shareholder, and/or the Shareholder (as applicable).

Any failure by any Party to this Agreement to comply with any obligation, covenant, agreement, or condition contained herein may be expressly waived in writing by the other Parties hereto, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Whenever this Agreement requires or permits consent by or on behalf of any Party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.1.

11.2.	Fees and Expenses.

Except as otherwise provided herein, each of the Parties hereto will pay its own fees and expenses (including attorneys' and accountants' fees, legal costs, and expenses) incurred in connection with this Agreement, the other Acquisition Documents, and the consummation of the transactions contemplated hereby and thereby.

11.3.	Notices.

All notices, requests, demands, and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given if delivered by hand, overnight courier, or mailed certified or registered mail with postage prepaid and sent via e-mail, as follows.

(a)	If to the Purchaser, to: Thomas B. McGowan, IV, KM, JD, MBA

President & CEO

The McGowan Companies

20595 Lorain Road

Fairview Park, OH 44126

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

With a copy to:                    Laura A. McGowan

Chief Operating Officer

The McGowan Companies

20595 Lorain Road

Fairview Park, OH 44126

P:         (440) 333-6300 x3607

E:         lmcgowan@mcgowancompanies.com

Mary C. Juliano, CPA, MBA

Chief Financial Officer

The McGowan Companies

20595 Lorain Road

Fairview Park, OH 44126

P:         (440) 333-6300 x3605

E:         mjuliano@mcgowancompanies.com

Elizabeth Amburgy

Financial Accounting Manager

The McGowan Companies

20595 Lorain Road

Fairview Park, OH 44126

P:         (440) 333-6300 x3679

E:         bamburgy@mcgowancompanies.com

Andrew Drake

Deputy General Counsel & Director – Legal Department

The McGowan Companies

20595 Lorain Road

Fairview Park, OH 44126

P:         (440) 333-6300 x3593

E:         adrake@mcgowancompanies.com

Dennis M. Pilawa, Esq.

Partner (& Outside General Counsel to The McGowan Companies)

Pilawa & Brennan Co., LPA

The Hanna Building - Suite #500

1422 Euclid Avenue

Cleveland, OH 44115

P:         (216) 579-1602

F:         (216) 579-9463

E:         dpilawa@rawlingravens.com

(b)	If to the Seller, to: Protexure Insurance Agency, Inc. Attention: Thomas B. Lillie c/o Davies Captive Management Limited Continental Building, 25 Church Street Hamilton, HM 12, Bermuda

With a copy to: Gunster, Yoakley & Stewart, P.A. Attention: Gregory K. Bader, Esq. 450 East Las Olas Boulevard, Suite 1400 Fort Lauderdale, FL 33301-4206

(c)	If to the Special Shareholder: Not applicable.

(d)	If to the Shareholder: Not applicable.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

11.4.	Public Announcements.

None of the Parties nor their representatives may make any public announcement with respect to this Agreement, the other Acquisition Documents, or the transactions contemplated hereby or thereby without the prior written consent of the other Parties until after the Closing Date; provided, that nothing in this Section 11.4 shall be deemed to prohibit any Party from making any disclosure that its counsel deems necessary or advisable in order to satisfy such Party’s disclosure obligations imposed by the Securities and Exchange Commission, or any law, rule or regulation.

11.5.	Assignment.

Neither this Agreement nor any of the rights, interest, or obligations hereunder are assignable by the Seller, the Special Shareholder, or the Shareholder without the written consent of the Purchaser.

11.6.	Governing Law.

This Agreement and the legal relations between the parties hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to the conflict of laws principles thereof, except that the following terms shall be construed in accordance with the laws of Bermuda:

(a)	AmerInst Shareholder Approval; and

(b)	in Section 8.1, to the extent that the following terms used in that Section relate to actions of the Seller’s Affiliates in Bermuda:
(i)	“necessary or convenient,”

(ii)	“wind up,” and

(iii)	“liquidate;” and

(c)	in Sections 8.5(a)(vi)(B) and (C), to the extent that the following terms used in that Section relate to actions of the Seller’s Affiliates in Bermuda:

(i)	“winding up,” and

(ii)	“liquidation.”

11.7.	Venue.

All claims and controversies that arise shall be subject to the exclusive jurisdiction of the state and federal courts located in Kent County, Delaware.

11.8.	Binding Arbitration; Physical Location of Proceedings & Arbitrators.

Any claims or controversies that arise with regards this Agreement and the transactions related thereto and governed thereby shall be resolved exclusively via binding arbitration according to the rules of the American Arbitration Association, except to the extent that this Agreement specifies otherwise.

All arbitration proceedings shall take place in Kent County, Delaware.

11.9.	Counterparts.

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.10.	Headings.

The headings contained in this Agreement are inserted for convenience only and shall not constitute a part hereof.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

11.11.	Limitation on Damages.

NOTWITHSTANDING ANYTHING IN THIS AGREEMENT TO THE CONTRARY, (a) NO PARTY SHALL BE ENTITLED FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, OR ENHANCED DAMAGES, LOST PROFITS OR REVENUES, OR DIMINUTION IN VALUE, ARISING OUT OF, OR RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF (I) WHETHER SUCH DAMAGES WERE FORESEEABLE, (II) WHETHER OR NOT WE WERE ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, (III) THE LEGAL OR EQUITABLE THEORY (CONTRACT, TORT OR OTHERWISE) UPON WHICH THE CLAIM IS BASED, AND (IV) THE FAILURE OF ANY AGREED OR OTHER REMEDY OF ITS ESSENTIAL PURPOSE, AND (b) EACH PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO ANY SUCH CONSEQUENTIAL, INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE, OR ENHANCED DAMAGES, LOST PROFITS OR REVENUES, OR DIMINUTION IN VALUE IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

11.12	Entire Agreement.

This Agreement, including the Disclosure Schedule, the exhibits hereto, and other documents referred to herein which form a part hereof, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein and supersede all prior agreements and understandings between the Parties with respect to such subject matter, including, by way of illustration and not by limitation, any term sheet agreed to by the parties hereto prior to the date hereof. There are no restrictions, promises, warranties, covenants, or undertakings other than those expressly set forth or referred to herein.

11.13.	Definitional Provisions.

All terms defined in this Agreement shall have such defined meanings when used in any exhibit, schedule, or any certificate or other document made or delivered pursuant hereto or thereto, unless otherwise defined therein.

The following terms are defined for purposes of this Agreement and shall have the same meaning whether used in the singular or the plural (as applicable):

(a)	“Account.”

This shall mean a person or entity which purchases a Product from/through a specified entity, along with that person or entity’s Representatives and Affiliates. This shall also mean any Product purchased by a person or entity from/through a specified entity.

(b)	“Affiliate.”

This shall mean, with respect to a specified entity, any other entity (whether past, present, or future) that, directly or indirectly, through zero or more intermediaries, controls, is controlled by, or is under common control with that specified entity (including, but not limited to, a Parent Company, a Subsidiary, a brother or sister company, and a Purchased Entity), as well as that other entity’s Representatives. This shall also mean any person or entity which is related to or affiliated with a company in any way, whether in the past, present, or future, and any of their spouses (if applicable).

For purposes of the definition of “Affiliate” in this Agreement, the term “control” shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by management authority, by contract interest, or otherwise.

(c)	“AmerInst Shareholder Approval.”

This shall mean the required approval of the shareholders of AmerInst Insurance Group, Ltd. in connection with the Agreement and transactions contemplated thereby.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(d)	“Book of Business.”

This shall mean any Policy or group of Policies, Product or group of Products, Account or group of Accounts, insurance or financial service programs, and/or customer or group of customers which a person or entity generates/generated, develops/developed, produces/produced, manages/managed, services/serviced, controls/controlled, or owns/owned.

(e)	“Business Records.”

This shall mean all files, documents, records, expiration data, Product information, and any other information, whether stored in hard copy or electronically, pertaining to an Account, a Prospect, any other type of customer, a vendor, or a Trading Partner, and whether or not said customers, Accounts, Prospects, vendors, or Trading Partners have a copy thereof.

(f)	“Company Business.”

(i)

This shall mean all business and relationships of a specified person or entity, whether generated, developed, produced, managed, or serviced by that specified person or entity, an employee of that specified person or entity, or a contractor of that specified person or entity acting on said specified person or entity’s behalf. This shall include, but is not limited to, business and relationships of a specified person or entity (and/or its/their employees and contractors) with insureds, customers, Accounts, Prospects, vendors, and Trading Partners. This shall include all business and relationships of a specified person or entity (and/or its/their employees and contractors), whether generated, developed, produced, managed, or serviced before, during, or after the Closing Date.

(ii)

This shall also mean all business and relationships of a Purchased Entity (purchased by a specified person or entity). This shall include, but is not limited to, business and relationships of a Purchased Entity (purchased by a specified person or entity) with insureds, customers, Accounts, Prospects, vendors, and Trading Partners. This shall include all business and relationships of a Purchased Entity (purchased by a specified person or entity), whether generated, developed, produced, managed, or serviced before, during, or after the Closing Date.

(iii)	This shall also mean any assets purchased by a specified person or entity pursuant to an asset purchase agreement or any other type of agreement.

(iv)	This shall also mean any assets transferred to any Representatives or Affiliates of a specified person or entity.

(g)	“Compete.”

In addition to its dictionary definitions, “compete” shall mean “to solicit business from a specified person or entity, to sell a Policy, product, or service to a specified person or entity, or to accept business from a specified person or entity.”

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(h)	“Confidential Information.”

This shall mean all non-public correspondence (including, but not limited to, e-mails and letters), documents, files, notes, memoranda, records, applications, manuals, guidelines, data, and information owned by or pertaining to a specified entity and/or its Representatives and Affiliates (collectively, the “Protected Entity”) and that Protected Entity’s Company Business which a person/entity discovers during his/her/its employment/engagement by that Protected Entity, along with copies thereof. This shall also mean, without limitation, the following information owned by or pertaining to the Protected Entity that is discovered by a person/entity during his/her/its employment/engagement by the Protected Entity, whether actual or proposed: information regarding businesses; financial information; assets; property; proposals; quotes; indications; forms (including policy and coverage forms); budgets; services; Products; methods; structures; processes; protocols; philosophies; operations; production; training materials; prices or pricing; rates or rating methods; underwriting; eligibility criteria; customer service; inventions; discoveries; business plans; marketing plans and materials; analyses; techniques; tactics; strategies; forecasts; concepts; ideas and intellectual property; information technology; legal matters, and parties-in-interest); relationships; customers (a.k.a. “clients”) and Customer Information; Prospects and Prospect Information; Product Information; vendors; Representatives; Affiliates; Trading Partners and Trading Partner Information; prospective Trading Partners and prospective Trading Partner information; Trade Secrets; or any information derived, summarized, transcribed, recorded, replicated, or extracted from any of the foregoing (in whatever form, whether physical or electronic). The provisions of this paragraph apply whether information is historical, actual, or projected.

Confidential Information may be contained in any form, including, but not limited to, verbal transmissions,          written transmissions, documents (originals or copies), paper, and electronic media.

For purposes of this Section of this Agreement, the following definitions shall apply:

(i)	“Pertain.”

This shall mean “about, of, or related to,” as well as the standard, dictionary definition of the word “pertain.”

(ii)	“Discover.”

This shall mean “learn about, generate, develop, service, or has access or exposure to,” as well as the standard, dictionary definition of the word “discover.”

(i)	“Customer Information.”

This shall mean any information about a customer, including, but not limited to, its name, addresses (mail or email), telephone numbers, fax numbers, underwriting information, Product Information, and any other characteristics, identifying information, other information, or aspects about/of that customer. This shall also mean customer lists. This shall also mean any information or lists about customers developed by a person or entity. This shall also mean any information about a customer’s Representatives and Affiliates.

(j)	“Expirations.”

This shall mean Policies and Policyholder Information, Customers and Customer Information, Prospects and Prospect Information, and the Policy Rights related thereto.

“Policy Rights” shall mean the exclusive right to transact business with a particular group of insureds or prospective insureds (including, but not limited to, the exclusive rights to solicit, rate, quote, bind, and issue policies of insurance with respect to such insureds).

(k)	“Information.”

This shall mean any and all information regarding a particular person or entity and his, her, or its assets.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(l)	“Insurance Broker.”

This shall mean a third-party insurance broker or brokerage (whether retail, wholesale, or reinsurance), a third-party insurance agent or agency (whether retail, wholesale, or reinsurance), and/or a third-party insurance intermediary of any other type (whether insurance, reinsurance, or otherwise). This shall also mean a program manager/administrator, managing general agent/underwriter, or general agent/agency. This shall also mean the aforementioned persons’ and entities’ Representatives and Affiliates.

(m)	“Financials.”

This shall mean internally generated financial statements, including balance sheets, statements of retained earnings, income statements, statements of cash flows, and statements of changes in financial position.

(n)	“Formation Documents.”

This shall mean the Articles of Incorporation, in the case of a corporation, or a Certification of Formation, in the case of a limited liability company.

(o)         “Fringe Benefit Plan.”

This shall mean a pension, retirement, profit-sharing, stock purchase, stock option, vacation, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement, or understanding, or medical, vision, dental, or other health plan, or life insurance or disability plan, or any other employee benefit plans, including, without limitation, any "employee benefit plan" as defined in Section 3 (3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether formal or informal, written or oral, to which the Seller contributes, or is a party, or is bound, or under which it may have liability, and under which employees or former employees of the Seller (or their beneficiaries) are eligible to participate or derive a benefit.

(p)         “Leasehold Interest.”

This shall mean a lease between the Seller and the lessor of the premises located at 4200 Commerce Court, Suite 102, Lisle, IL 60532.

(p)         “Liabilities.”

This shall mean liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.

(q)         “Operating Documents.”

This shall mean the By-Laws, in the case of a corporation, or an Operating Agreement, in the case of a limited liability company.

(r)         “Policy.”

This shall mean a policy of insurance, including, but not limited to, a fire policy of insurance (“property”), a liability policy of insurance, a workers' compensation policy of insurance, or any other policy of insurance or insurance instrument owned, held by, or for the benefit of a specified person or entity.

(s)         “Product.”

This shall mean any insurance policy, service, or product or any financial service or product.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(t)         “Product Information.”

This shall mean any information about a Product, including, but not limited to, insureds’ and customers’ names, expiration dates, limits, coverages, terms and conditions, restrictions, subjectivities, exclusions, endorsements, certificates of insurance, and binders.

(u)         “Prospect.”

This shall mean a person or entity (and its/their Representative and Affiliates) with whom or with which a specified person or entity has had contact in the past with the intent or in the context of establishing a business relationship in the past, present, or future.

For purposes of this Agreement, "contact" means any form of communication, whether direct or indirect, whether in-person or remote, including, but not limited to, telephone conversations, voicemail recordings, e- mail transmission, or meetings, for the purpose of establishing or maintaining a business relationship. Further, for purposes of this Agreement, “contact” does not mean general advertisements.

(v)         “Prospect Information.”

This shall mean any information about a Prospect, including, but not limited to, its name, addresses (mail or email), telephone numbers, fax numbers, underwriting information, Product Information, and any other characteristics, identifying information, other information, or aspects about/of that Prospect. This shall also mean Prospect lists. This shall also mean any information or lists about Prospects developed by a specified person or entity. This shall also mean any information about a Prospect’s Representatives and Affiliates.

(w)         “Purchased Entity.”

This shall mean an entity (and its Representatives and Affiliates) or any portion of that entity (including, but not limited to, its assets or a portion of its assets) which is acquired by a specified person or entity.

(x)         “Representatives.”

In the case of a company, this shall mean a company’s past, present, and future owners, partners, principals, members, directors, officers, employees, agents, volunteers, committee members, consultants, advisors (e.g. – financial, accounting, legal, etc.), attorneys, contractors (whether independent or otherwise), intermediaries, insurers, reinsurers, heirs, beneficiaries, executors, administrators, trustees, predecessors, predecessors-in- interest, assigns, assigns-in-interest, successors, successors-in-interest, representatives, persons/companies with a financial interest in that company, and any of their spouses (if applicable).

In the case of a person, this shall mean a person’s past, present, and future partners, employees, agents, volunteers, consultants, advisors (e.g. – financial, accounting, legal, etc.), attorneys, contractors (whether independent or otherwise), intermediaries, insurers, reinsurers, heirs, beneficiaries, executors, administrators, trustees, predecessors, predecessors-in-interest, assigns, assigns-in-interest, successors, successors-in-interest, representatives, persons/companies with a financial interest in that person, and any of their spouses (if applicable).

(y)         “Restricted Business.”

This shall mean: (i) any customer of the Purchaser or a Related Company; (ii) any Product sold to a customer of the Purchaser or a Related Company (as well as the renewals thereof); and, (iii) and/or any services provided to a customer of the Purchaser or a Related Company.

For purposes of this Section of this Agreement [(x) “Restricted Business”], Purchaser, Related Company, and customer of the Purchaser shall be deemed to include their Representatives and Affiliates.

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

(z)         “Related Company.”

This term shall mean any company (and its Representatives and Affiliates) owned or controlled by members of the McGowan family. This shall also mean the Purchaser’s Representatives and Affiliates.

For purposes of the definition of “Related Company” in this Agreement, the term “control” shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by management authority, by contract interest, or otherwise.

(aa)         “Securities Laws.”

This means the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, and the Trust Indenture Act of 1939, each as amended, state securities and “Blue Sky” laws, including, in each case, the rules and regulations thereunder.

(ab)         “Sub-Producer.”

This shall mean a third-party Insurance Broker, independent contractor, consultant, service provider, or any other person or entity acting in a similar capacity.

(ac)         “Sub-Producer Costs.”

This shall mean any amount (including commissions and fees) paid to a Sub-Producer.

(ad)         “Trade Secret.”

This shall mean any information which is not generally available or not available to the public. This shall mean anything which is defined as “Confidential Information” by this Agreement. This shall also mean any information, technology, method, process, technique, or anything else which is defined as a “trade secret” by case law (common law), statutory law, rules, regulations, or interpretations of any of the aforementioned.

A Trade Secret may be contained in any form, including, but not limited to, verbal transmissions, written transmissions, documents (originals or copies), paper, and electronic media.

(ae)         “Trading Partner.”

This shall mean any person or entity (and its/their Representatives and Affiliates) with which a specified person or entity maintains or maintained a business relationship, including, but not limited to, Insurance Brokers, insurance companies, reinsurance companies, bankers, actuaries, attorneys, consultants, contractors (whether independent or otherwise), and vendors.

(af)         “Trading Partner Information.”

This shall mean any information about a Trading Partner (and its Representatives and Affiliates), including, but not limited to, its name, addresses (mail or email), telephone numbers, fax numbers, and any other characteristics, identifying information, other information, or aspects about/of that Trading Partner. This shall also mean any information about a Trading Partner’s Representatives and Affiliates.

ARTICLE XII

Miscellaneous

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

12.1.	Structure of Transaction.

Prior to the Closing Date of this Agreement, the Seller, an individual Special Shareholder, and/or an individual Shareholder may purchase some or all of the shares in the Seller belonging to another individual Special Shareholder or individual Shareholder. However, this shall not affect, alter, change, modify, limit, or restrict the enforceability of this Agreement against any individual Special Shareholder or Shareholder named in this Agreement.

Each Special Shareholder and Shareholder shall be permanently prohibited and barred from making a claim in any venue, proceeding, or lawsuit that this Agreement is unenforceable against them for lack of consideration or any other reason.

[Signatures on Following Page]

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.

IN WITNESS, the parties hereto have caused this Agreement to be duly executed on the day and year first above stated.

Protexure Insurance Agency, Inc.

(Seller)

By: /s/ Thomas B. Lillie

Name:         Thomas B. Lillie

Title:         Chairman of the Board

Protexure Risk Purchasing Group, Inc.

(Seller)

By: /s/ Thomas B. Lillie

Name:         Thomas B. Lillie

Title:         Chairman of the Board

MAC 43, LLC

(Purchaser)

By: /s/ Thomas B. McGowan, IV

Name:         Thomas B. McGowan, IV

Title:         President & Chief Executive Officer

Asset Purchase Agreement – Protexure Insurance Agency, Inc. (A Delaware Corporation), et al.